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                                                                     Exhibit 3.2

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                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT


                                       OF


                        PREMIER ENTERTAINMENT BILOXI LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


                        EFFECTIVE AS OF JANUARY 23, 2004


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                                TABLE OF CONTENTS

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                                                  ARTICLE 1
                                                 DEFINITIONS

Section 1.1     DEFINITIONS.................................................................................2

                                                  ARTICLE 2
                                           ORGANIZATION OF COMPANY

Section 2.1     ORGANIZATION...............................................................................11

Section 2.2     NAME OF THE COMPANY........................................................................11

Section 2.3     REGISTERED AGENT AND OFFICE................................................................11

Section 2.4     PRINCIPAL PLACE OF BUSINESS................................................................11

Section 2.5     PERMITTED BUSINESSES.......................................................................11

Section 2.6     CASINO APPROVALS FOR DEVELOPMENT OF PROJECT.................................................8

                                                  ARTICLE 3
                                          MANAGEMENT OF THE COMPANY

Section 3.1     MANAGER....................................................................................12

Section 3.2     NUMBER, TENURE AND QUALIFICATIONS..........................................................13

Section 3.3     CERTAIN POWERS OF THE MANAGER..............................................................13

Section 3.4     BOARD OF MANAGERS APPROVAL.................................................................14

Section 3.5     DUTY OF CARE; LIABILITY FOR CERTAIN ACTS...................................................16

Section 3.6     RESIGNATION AND REMOVAL OF MANAGERS........................................................16

Section 3.7     VACANCIES..................................................................................16

Section 3.8     COMPENSATION OF GENERAL MANAGER............................................................16

Section 3.9     TRANSACTIONS WITH THE COMPANY; COMPENSATION................................................17

Section 3.10    CERTAIN REQUIRED APPROVALS.................................................................17

                                                  ARTICLE 4
                                          MEMBERS; MEETINGS & DUTIES

Section 4.1     MEMBERS....................................................................................18

Section 4.2     MEETINGS...................................................................................18

Section 4.3     NOTICE OF MEETINGS.........................................................................13

Section 4.4     MEETING OF ALL MEMBERS.....................................................................18

Section 4.5     RECORD DATE................................................................................18

Section 4.6     QUORUM.....................................................................................18

Section 4.7     MANNER OF ACTING...........................................................................19

Section 4.8     ACTION BY MEMBERS WITHOUT A MEETING........................................................19

Section 4.9     WAIVER OF NOTICE...........................................................................19

Section 4.10    TELEPHONE MEETINGS OF THE MEMBERS..........................................................19

Section 4.11    LIABILITY OF MEMBERS TO THIRD PARTIES......................................................20
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Section 4.12    LIABILITY OF A MEMBER TO THE COMPANY.......................................................20

Section 4.13    CONFLICTS OF INTEREST......................................................................20

                                                  ARTICLE 5
                                               INDEMNIFICATION

Section 5.1     INDEMNIFICATION OF MEMBERS AND MANAGERS....................................................20

Section 5.2     INDEMNIFICATION IN ACTIONS BY OR IN RIGHT OF THE COMPANY...................................21

Section 5.3     INDEMNIFICATION WITH RESPECT TO CERTAIN CLAIMS NOTWITHSTANDING LACK OF SUCCESS
                ON OTHER CLAIMS............................................................................21

Section 5.4     DETERMINATION OF MEETING APPLICABLE STANDARD...............................................21

Section 5.5     PAYMENT OF EXPENSES IN ADVANCE OF DISPOSITION OF ACTION....................................21

Section 5.6     NON-EXCLUSIVITY OF ARTICLE.................................................................21

Section 5.7     INSURANCE..................................................................................22

                                                  ARTICLE 6
                                      CONTRIBUTIONS AND CAPITAL ACCOUNTS

Section 6.1     CAPITAL CONTRIBUTIONS......................................................................22

Section 6.2     PREEMPTIVE RIGHTS..........................................................................22

Section 6.3     NO RIGHTS TO RETURN OF CAPITAL CONTRIBUTIONS OR TO WITHDRAW................................23

Section 6.4     CAPITAL ACCOUNTS...........................................................................23

Section 6.5     SALE OR EXCHANGE OF INTEREST...............................................................23

Section 6.6     COMPLIANCE WITH SECTION 704(b) OF THE CODE.................................................23

                                                  ARTICLE 7
                                                 ALLOCATIONS

Section 7.1     ALLOCATION OF PROFITS......................................................................23

Section 7.2     ALLOCATION OF LOSSES.......................................................................24

Section 7.3     COMPANY MINIMUM GAIN CHARGEBACK............................................................24

Section 7.4     MEMBER NONRECOURSE DEDUCTIONS..............................................................24

Section 7.5     MEMBER MINIMUM GAIN CHARGEBACK.............................................................25

Section 7.6     QUALIFIED INCOME OFFSET....................................................................25

Section 7.7     COMPLIANCE WITH SECTION 704(c) OF THE CODE.................................................25

                                                  ARTICLE 8
                                                DISTRIBUTIONS

Section 8.1     REGULAR DISTRIBUTIONS OF NET CASH FLOW.....................................................25

Section 8.2     TAX DISTRIBUTIONS..........................................................................25

Section 8.3     LIMITATIONS ON DISTRIBUTIONS...............................................................26

Section 8.4     EXTRAORDINARY DISTRIBUTION IN CONNECTION WITH ORGANIZATION OF THE COMPANY..................26
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                                                  ARTICLE 9
                                                FISCAL MATTERS

Section 9.1     FISCAL YEAR................................................................................27

Section 9.2     BOOKS AND RECORDS..........................................................................27

Section 9.3     REPORTS TO MEMBERS.........................................................................27

Section 9.4     TAX MATTERS PARTNER........................................................................27

Section 9.5     AUDITORS...................................................................................28

                                                  ARTICLE 10
                               DISPOSITION OF MEMBERSHIP AND ECONOMIC INTERESTS

Section 10.1    LIMITATIONS WITH RESPECT TO ASSIGNEES......................................................28

Section 10.2    TRANSFER UPON CONSENT, ETC.................................................................28

Section 10.3    RIGHT OF FIRST REFUSAL; PERMITTED SALES....................................................29

Section 10.4    TRANSFER UPON DISSOCIATION OF A MEMBER.....................................................29

Section 10.5    PURCHASE PRICE.............................................................................30

Section 10.6    CERTAIN SPECIFICALLY PERMITTED TRANSFERS...................................................31

Section 10.7    RESTRICTIONS ON TRANSFERS OF UNITS OF A MEMBER.............................................31

Section 10.8    TAG-ALONG RIGHTS...........................................................................32

Section 10.9    REQUIRED PARTICIPATION IN CERTAIN TRANSACTIONS.............................................33

Section 10.10   EFFECTS OF DISPOSITION OF ECONOMIC INTEREST................................................34

Section 10.11   REGISTRATION RIGHTS........................................................................34

                                                  ARTICLE 11
                                             REGISTRATION RIGHTS

Section 10.1    REGISTRATION RIGHTS

                                                  ARTICLE 12
                                ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS

Section 12.1    RIGHTS OF ASSIGNEES........................................................................34

Section 12.2    ADMISSION OF SUBSTITUTE MEMBERS............................................................34

Section 12.3    ADMISSION OF ADDITIONAL MEMBERS............................................................35

                                                  ARTICLE 13
                                   DISSOCIATION, DISSOLUTION AND WINDING UP

Section 13.1    DISSOCIATION...............................................................................35

Section 13.2    RIGHTS OF DISSOCIATING MEMBER..............................................................36

Section 13.3    COVENANT NOT TO COMPETE UPON DISSOCIATION..................................................36

Section 13.4    TERM AND DISSOLUTION.......................................................................36

Section 13.5    DISTRIBUTION OF ASSETS ON DISSOLUTION......................................................37

Section 13.6    WINDING UP AND CERTIFICATE OF CANCELLATION.................................................37

Section 13.7    EFFECT OF DISSOLUTION......................................................................37
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                                                  ARTICLE 14
                                           MISCELLANEOUS PROVISIONS

Section 14.1    ENTIRE AGREEMENT...........................................................................37

Section 14.2    INTERPRETATION.............................................................................38

Section 14.3    AMENDMENT AND WAIVER.......................................................................38

Section 14.4    GOVERNING LAW..............................................................................38

Section 14.5    DISPUTE RESOLUTION; ARBITRATION............................................................38

Section 14.6    EXECUTION OF ADDITIONAL INSTRUMENTS........................................................39

Section 14.7    CONSTRUCTION OF TERMS......................................................................39

Section 14.8    CAPTIONS...................................................................................39

Section 14.9    WAIVERS....................................................................................39

Section 14.10   RIGHTS AND REMEDIES CUMULATIVE.............................................................39

Section 14.11   HEIRS, SUCCESSORS AND ASSIGNS..............................................................39

Section 14.12   COSTS AND EXPENSES.........................................................................39

Section 14.13   COUNTERPARTS...............................................................................39
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                             EXHIBITS AND SCHEDULES

EXHIBIT A               CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

EXHIBIT B               NON-COMPETITION AGREEMENT

SCHEDULE 1              MAJOR DECISIONS

                                       iv
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                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                        PREMIER ENTERTAINMENT BILOXI LLC

        This LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this "AGREEMENT") of Premier Entertainment Biloxi LLC, a Delaware limited liability company (together with Premier (as defined below) where applicable herein, the "COMPANY") organized pursuant to the Delaware Limited Liability Company Act (the "ACT"), effective as of the __ day of January, 2004 (the "EFFECTIVE DATE"), is entered into by and among the persons and entities executing this Agreement as Members.

                              W I T N E S S E T H:

        WHEREAS, the Organizing Member, GAR, LLC, a Mississippi limited liability company ("GAR"), organized Premier Entertainment, LLC, a Mississippi limited liability company ("PREMIER"), pursuant to the provisions of the Mississippi Limited Liability Company Act, as amended from time to time (the "MISSISSIPPI ACT") by executing and filing a Certificate of Formation with the Secretary of State of Mississippi on October 18, 2002;

        WHEREAS, GAR organized the Company, pursuant to the provisions of the Act (as hereinafter defined) by executing and filing a Certificate of Formation with the Secretary of State (as hereinafter defined) on October 16, 2003;

        WHEREAS, Premier merged with and into the Company, with the Company as the surviving entity in such merger pursuant to the provisions of (i) that certain Agreement and Plan of Merger dated as of December __, 2003 (the "MERGER AGREEMENT"), by and between Premier and the Company, (ii) that certain Certificate of Merger (the "CERTIFICATE OF MERGER") filed with the Secretary of State on December __, 2003 and (iii) the Act and the Mississippi Act;

        WHEREAS, Premier and AA Capital Direct Investments Fund, L.P., a Delaware limited partnership ("AA CAPITAL DIRECT") entered into that certain Loan and Security Agreement dated as of May 15, 2003 (as amended by that certain First Amendment to Loan and Security Agreement dated as of September 19, 2003, the "ORIGINAL LOAN AGREEMENT");

        WHEREAS, AA Capital Direct merged with and into AA Capital Equity Fund, L.P., a Delaware limited partnership, with AA Capital Equity Fund, L.P., a Delaware limited partnership as the surviving entity in such merger (together with its successors and assigns, "AA CAPITAL");

        WHEREAS, AA Capital and the Company entered into that certain Second Amendment to Loan and Security Agreement dated as of December __, 2003 (the "SECOND AMENDMENT"), pursuant to which the Company became the borrower under the Original Loan Agreement, as amended by the Second Amendment (the Original Loan Agreement, the Second Amendment and any other amendments, modifications, supplements or restatements of the same, collectively, the "LOAN AGREEMENT");

        WHEREAS, pursuant to the Loan Agreement, and the exercise of AA Capital's rights pursuant to Section 11.1 thereto, AA Capital has become a member of the Company and owns on the date hereof 45% (on a fully-diluted basis) of the Membership Interests in the Company (with all of the preferences, privileges and rights provided herein), representing 100% ownership of the Class A Preferred Units and 100% ownership of the Class B Common Units;

        WHEREAS, GAR owns on the date hereof 55% (on a fully-diluted basis) of the Membership Interests in the Company, solely represented by its ownership of 100% of the Class A Common Units; and

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        WHEREAS, the current Members of the Company wish to enter into this
Agreement to set forth the terms and conditions of their agreements and understandings and to establish their respective rights and obligations with respect to the Company.

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

                                   ARTICLE 1)

                                   DEFINITIONS

        Section 1.1 DEFINITIONS. The following terms used in this Agreement shall have the following meanings unless otherwise expressly provided herein:

                "ACCEPTANCE NOTICE" shall have the meaning given in SECTION 10.9 hereof.

                "ACT" shall mean the Delaware Limited Liability Company Act, as amended from time to time, and any successor thereto.

                "ADDITIONAL CAPITAL CONTRIBUTIONS" shall have the meaning given in SECTION 6.2 hereof.

                "ADDITIONAL MEMBER" shall mean a Member, other than a Substitute Member, who has acquired a Membership Interest from the Company and has become a Member in accordance with SECTION 12.3 hereof after the Effective Date of this Agreement.

                "ADJUSTED ALLOCATED TAXABLE INCOME" shall have the meaning given in SECTION 8.2 hereof.

                "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                        i. Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations 1.704-2(g)(1) and 1.704-2(i)(5); and

                        ii. Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(B)(2)(II)(D)(5)
        and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations (or any successor thereto) and shall be interpreted consistently therewith.

                "AFFILIATE" shall mean, with respect to any Person, (1) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (2) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (3) any member, manager, officer, director or general partner of such Person, or (4) any Person who is a member, manager, officer, director, general partner, trustee, or a holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term "controls," "is controlled by" or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise.

                "APPLICABLE LAW" shall mean all existing and future applicable laws (including environment laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action or any court, arbitrator or other

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administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment and those pertaining to the construction, use or occupancy of the Project) and any restrictive covenant or deed restriction or easement of record affecting any of the real estate owned or leased by the Company.

                "ASSIGNEE" shall mean a transferee of an Economic Interest who has not been admitted as a Substitute Member.

                "BOARD OF MANAGERS" shall mean a board of managers of the Company that has the rights and powers, and approval rights, specified in this Agreement.

                "BUDGET" shall mean the project budget and timeline attached to the Loan Agreement, which sets forth, among other items, the projected costs to construct and develop the Project, which shall be in form and substance reasonably satisfactory to the owners of the Class B Common Units in their sole and absolute determination, or such budget subsequently approved in writing by the owners of the Class B Common Units.

                "CAPITAL ACCOUNT" shall mean the account maintained with respect to a Member or Assignee determined in accordance with ARTICLE 6.

                "CAPITAL CONTRIBUTION" shall mean any contribution of Property or the obligation to contribute Property made by or on behalf of a Member or Assignee, subject to the rights of the owners of the Class B Common Units and the Class A Preferred Units to receive the payments provided in Section 8.4.

                "CASINO" shall mean the casino that is a component part of the Project, as depicted in the Plans and Specifications.

                "CASINO APPROVALS" shall mean all permits, authorizations, findings of suitability, background investigations, registrations, consents, approvals, Preliminary Site Approvals, waivers, exceptions, variances, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law for the construction, development, use, occupancy and operation of the Casino, including without limitation, findings of suitability and Preliminary Site Approval for the Project.

                "CERTIFICATE" shall mean the Certificate of Formation of the Company, as amended from time to time.

                "CLASS A COMMON UNITS" means the Class A Common Units of the Company, which are owned on the date hereof entirely by GAR.

                "CLASS B COMMON UNITS" means the Class B Common Units of the Company having all of the voting preferences and other preferences, privileges and rights set forth in this Agreement (including, without limitation, pursuant to Sections 3.10, 3.11 and 10.9), which are owned on the date hereof entirely by AA Capital and certain of its Affiliates.

                "CLASS A PREFERRED UNITS" means the Class A Preferred Units of the Company, having all of the payment preferences and other preferences, privileges and rights set forth in this Agreement (including, without limitation, pursuant to Sections 8.4 and 13.8), which are owned on the date hereof entirely by AA Capital and certain of its Affiliates.

                "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

                "COMPANY" shall mean Premier Entertainment Biloxi LLC, a Delaware limited liability company, and any successor limited liability company.

                "COMPANY MINIMUM GAIN" shall mean an amount determined by first computing for each Company Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Company Minimum Gain includes such minimum gain arising from a conversion,

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refinancing, or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Company Minimum Gain, and increases and decreases in Company Minimum Gain, are intended to be computed in accordance with Section 704 of the Code and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

                "COMPANY NONRECOURSE LIABILITY" shall mean any debt or obligation of the Company to the extent that no Member or Related Person bears the economic risk of loss (as defined in Section 1.752-2 of the Regulations) with respect to the liability.

                "COMPANY PROPERTY" and "COMPANY PROPERTIES" shall mean and include any Property owned by the Company, including, without limitation, the Project.

                "CONTRACTOR AGREEMENT" shall mean the bonded, guaranteed maximum price construction contract between the general contractor and the Company for the construction of the Project.

                "DEPRECIATION" shall mean, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

                "DEVELOPMENT LOAN" shall mean the 144A public senior note offering for the Project obtained by the Company on or prior to the date hereof, with total note proceeds of approximately $150 million, on terms, provisions and conditions reasonably acceptable to the owners of the Class A Common Units and the owners of the Class B Common Units.

                "DISPOSITION" ("DISPOSE") shall mean any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation or other transfer, absolute or as security or encumbrance (including dispositions by operation of law) of an Economic Interest or Percentage Interest in the Company.

                "DISSOCIATION" ("DISSOCIATE") shall mean any action or event which causes a Person to cease to be Member of the Company as described in
ARTICLE 13 hereof.

                "DISSOLUTION EVENT" shall mean an event, the occurrence of which will result in the dissolution of the Company under ARTICLE 13 unless a Super Majority in Interest and a Super Majority of the Board agree to the contrary.

                "DISTRIBUTION" shall mean a transfer of Property made by the Company to a Member or an Assignee on account of such Member's or Assignee's Economic Interest.

                "EARNEST MONEY" shall mean a non-refundable amount equal to five percent (5%) of the total consideration offered pursuant to a bona fide written offer from a Prospective Purchaser, to be paid by the holders of the Class A Common Units to the holders of the Class B Common Units and/or the Class A Preferred Units, as applicable, either in cash or immediately available funds to an account designated by the holders of the Class B Common Units and/or the Class A Preferred Units, as applicable.

                "ECONOMIC INTEREST" shall mean each Member's or Assignee's rights to share in the Profits and Losses of the Company, to receive interim and liquidating Distributions from the Company and to assign such interest all in accordance with the terms of this Agreement.

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                "EFFECTIVE DATE" shall mean January __, 2004.

                "FAIRNESS OPINION" shall mean a fairness opinion that is obtained from a reputable appraisal firm or investment banking firm (at the sole cost and expense of the Company) indicating that the price offered by the applicable Prospective Purchaser represents a fair market value for the equity or assets contemplated to be sold at such time.

                "FISCAL YEAR" shall mean, as applicable, (i) the period commencing on the Effective Date and ending on December 31, 2003, (ii) any subsequent twelve (12) month period commencing on January 1, and ending on December 31, or (iii) any portion of the period described in Clause (ii) for which the Company is required to close its books and allocate Profits, Losses, and other items of income, gain, loss, or deduction pursuant to ARTICLE 7 of this Agreement.

                "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, the State of Mississippi, the State of Delaware and every other State in which the Company does business, if any, and each and every agency, division, commission, subdivision and instrumentality of the foregoing (including specifically but without limitation, the Delaware Secretary of State, the Mississippi Gaming Commission, the Mississippi State Tax Commission, the Mississippi Department of Marine Resources, and the United States Army Corps of Engineers), any or all of which have jurisdiction over the Project or any part thereof except that if reference is made to a single governing authority, such term shall include only the single government authority specified.

                "GROSS ASSET VALUE" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                        i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Manager, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to SECTION 6.1 hereof shall be as set forth in such Section; provided that, if the contributing Member is the Manager of the Company or is an Affiliate of the Manager of the Company, the gross fair market value of such asset shall be determined by agreement between the contributing Member, on the one hand, and a Majority of the non-contributing Members on the other;

                        ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as commercially reasonably determined by the Manager, as of the following times: (a) the acquisition of additional Membership Interests by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution; (b) the distribution by the Company to a Member of more than a DE MINIMIS amount of Property as consideration for a Membership Interest; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); PROVIDED, HOWEVER, that adjustments pursuant to clauses (a) and (b) hereof shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                        iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the recipient Member and the Manager, provided that, if the recipient Member is the Manager of the Company or is an Affiliate of the Manager of the Company, the gross fair market value of such asset shall be determined by the recipient Member, on the one hand, and by a Majority of the other Members on the other; and

                        iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), and the definition of "Profits" and "Losses" hereinbelow; PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to the foregoing clause to the extent the Manager determines that an adjustment pursuant to SUBSECTION (ii) of this definition

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        of "Gross Asset Value" hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this SUBSECTION (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to SUBSECTIONS (i), (ii), or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                "HARD ROCK" shall mean Hard Rock Hotel Licensing, Inc., a Florida corporation, and/or Hard Rock Cafe International (STP), Inc., a New York corporation, as applicable, together with each of their respective successors and assigns.

                "HARD ROCK LESSEE" shall mean Hard Rock Cafe International
(STP), Inc., a New York corporation, together with its successors and assigns.

                "HARD ROCK LICENSE AGREEMENTS" shall mean, collectively, that certain License Agreement dated as of May 15, 2003, by and between the Company and Hard Rock, that certain Lease Agreement (Cafe) by and between the Company and Hard Rock Lessee, that certain Lease Agreement (Retail Store) by and between the Company and Hard Rock Lessee, and that certain Memorabilia Lease by and between the Company and Hard Rock, and any other agreement entered into by the Company in connection therewith, as the same may be amended or modified in accordance with the terms and provisions of this Agreement.

                "INITIAL CAPITAL CONTRIBUTION" shall mean the Capital Contribution of the Members described in SECTION 6.1 and set forth on EXHIBIT A attached hereto.

                "INITIAL TRANSFER AMOUNT" shall mean the dollar amount of the principal indebtedness loaned (together with the amount of any capital contribution or other amounts, if any, provided) to the Company by the owners of the Class A Preferred Units, and any and all costs and expenses (including, without limitation, reasonable attorneys fees) and any other "Loan Expenses" (as defined in the Loan Agreement) owing by the Company to the owners of the Class A Preferred Units and the Class B Common Units pursuant to the Loan Agreement and in connection with this Agreement and the Loan Documents, in each case immediately before or concurrently with giving effect to this Agreement.

                "INITIAL 12% INTEREST RATE AMOUNT" shall mean the amount from time to time represented by a cumulative twelve percent (12%) per annum return compounded annually accruing on the Initial Transfer Amount up until such time as the Initial Transfer Amount equals or exceeds Thirty-Five Million Dollars ($35,000,000) (with such Initial Transfer Amount being reduced as and when distributions are made to the owner of the Class A Preferred Units as provided hereunder).

                "IPO" shall have the meaning contained in SECTION 11.1 hereof.

                "LIMITED LIABILITY COMPANY OPERATING AGREEMENT" shall mean this Agreement including all amendments hereto adopted in accordance with SECTION
14.3 and the Act.

                "LOAN AGREEMENT" shall have the meaning provided in the Recitals hereinabove.

                "LOAN AGREEMENT CLOSING DATE" shall mean May 15, 2003.

                "LOAN DOCUMENTS" shall mean any and all agreements, instruments, certificates and documents, including, without limitation, investment agreements, security agreements, loan agreements, notes, promissory notes, guarantees, keep well agreements, landlord waivers, mortgages, deeds of trust, leasehold mortgages, indenture, registration rights agreement, offering memorandum, subordination agreements, intercreditor agreements, estoppel certificates, pledges, pledge agreements, powers of attorney, consents, assignments, collateral assignments, reimbursement agreements, contracts, notices, leases, collateral assignments of key man life insurance policies, financing statements and all other written matter, in each case evidencing, securing or relating to the Development Loan or the Mezzanine Loan, whether heretofore, now, or hereafter executed by or on behalf of the Company, any Affiliate, or any other Person, and delivered to or in favor of either of the lenders or other Persons party to such

"Loan Documents", together with all agreements and documents referred to therein or contemplated thereby, as each may be amended, modified or supplemented from time to time.

                "MAJORITY IN INTEREST" shall mean, if and to the extent applicable, that number of Members who in the aggregate hold more than fifty percent (50%) of the Percentage Interests held by those Members entitled to consent or to vote upon the applicable action or matter pursuant to the terms of this Agreement.

                "MANAGER" shall mean a Member or other Person designated by the Members to serve as the Manager of the Company under ARTICLE 3 hereof.

                "MEMBER" shall mean those persons identified on EXHIBIT A attached hereto who have executed this Agreement as of the Effective Date (including the owners of the Class A Common Units, the Class B Common Units, and the Class A Preferred Units), and those persons identified on EXHIBIT A pursuant to amendments made thereto from time to time in accordance with this Agreement.

                "MEMBER MINIMUM GAIN" shall mean an amount determined by first computing for each Member Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Member Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Member Minimum Gain is determined by comparing the Member Minimum Gain on the last day of the immediately preceding Taxable Year with the Member Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Member Minimum Gain and increases and decreases in Member Minimum Gain are intended to be computed in accordance with Section 704 of the Code and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

                "MEMBER NONRECOURSE DEDUCTIONS" shall mean the net increase during the Taxable Year, if any, in Member Minimum Gain, reduced (but not below zero) by any distribution of proceeds that are attributable to a Member Nonrecourse Liability and allocable to an increase in such Member Minimum Gain under Section 1.704-2(i) of the Regulations.

                "MEMBER NONRECOURSE LIABILITY" shall mean any debt or obligation of the Company to the extent the liability is nonrecourse under state law, and on which a Member or Related Person bears the economic risk of loss under
Section 1.752-2 of the Regulations because, for example, the Member or Related Person is the creditor or a guarantor.

                "MEMBERSHIP INTEREST" shall mean a Member's entire interest in the Company including such Member's Economic Interest and the right of the Member to participate in the management and operation of the business and affairs of the Company, including, but not limited to, the right to vote on, consent to, or otherwise participate in any decision, vote or action of or by the Members granted pursuant to this Agreement and the Act. In the case of an Assignee, the term "Membership Interest" shall mean only the Assignee's Economic Interest in the Company.

                "MEZZANINE LOAN" shall mean the mezzanine loan for the Project obtained by the Company on or prior to the date hereof, on terms, provisions and conditions reasonably acceptable to the owners of the Class A Common Units and the Class B Common Units.

                "NET CASH FLOW" shall mean the gross cash income from the Company's operations plus cash proceeds, if any, from the sale, refinancing, liquidation or other disposition of Company Property, reduced by the sum of all current expenses of the Company, as well as any allowances or reasonable reserves for Company expenses, debt repayments (including repayment of any permitted loans made by any Member on terms approved by the Super Majority of the Board), capital improvements, replacements and contingencies, all as determined by the Manager (and approved in advance by the Super Majority of the Board and as confirmed by the Company's independent auditors appointed in accordance with SECTION 9.5.

                "NON-COMPETITION TERRITORY" shall have the meaning given in
SECTION 4.13(c) hereof.

                "NOTICE" shall be in writing and given in accordance with
SECTION 14.14.

                "OFFSETTABLE DECREASE" shall mean any allocation that unexpectedly causes or increases a deficit in a Member's or Assignee's Capital Account as of the end of the Taxable Year to which the allocation relates attributable to depletion allowances under Section 1.704(b)(2)(iv)(k) of the Regulations, allocations of loss and deductions under Section 704(e)(2) or 706 of the Code or Section 1.751-1 of the Regulations, or Distributions that, as of the end of the Taxable Year, are reasonably expected to be made to the extent they exceed the offsetting increases to such Member's or Assignee's Capital Account that reasonably are expected to occur during or (prior to) the Taxable Years in which such Distributions are expected to be made (other than increases pursuant to a minimum gain chargeback pursuant to SECTIONS 7.3 AND 7.5 hereof).

                "ORGANIZATION" shall mean any entity permitted to be a Member of a limited liability company under the Act. The term "Organization" includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, and unincorporated associations, but does not include joint tenancies and tenancies by the entirety.

                "ORGANIZING MEMBER" shall mean GAR, LLC, a Mississippi limited liability company, which was the sole member of the Company upon its formation.

                "PERCENTAGE INTEREST" shall mean the Unitholders' relative interests on the applicable date of determination in amounts of Net Cash Flow to be distributed by the Company, stated as percentages set forth on EXHIBIT A hereto, but giving effect to Section 8.4; the Unitholders' Percentage Interests are subject to adjustment pursuant to the provisions of ARTICLE 10 hereof.

                "PERSON" shall include an individual, trust, estate, or any Organization.

                "PLANS AND SPECIFICATIONS" shall mean with respect to any improvement on any real estate owned or leased by the Company, the final plans and specifications for such improvements prepared by the architect and/or engineers for the Project, and, if applicable, referred to by the appraiser in the appraisal of the Project required to be submitted to the construction lender to the Project, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

                "PREFERENCE AMOUNT" shall mean the Initial Transfer Amount, PLUS the Initial 12% Interest Rate Amount, PLUS the Subsequent 17% Interest Rate Amount.

                "PRELIMINARY SITE APPROVAL" shall mean the approval granted by the Mississippi Gaming Commission pursuant to Mississippi Gaming Commission Regulation II., A., Section 3(h), as previously approved by the Mississippi Gaming Commission on July 23, 2003, as same may be amended from time to time for operation of the Casino.

                "PRINCIPAL PLACE OF BUSINESS" shall mean the principal office of the Company designated in SECTION 2.4.

                "PROFITS" and "LOSSES" shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                        i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                        ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                        iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Subsections (ii) or (iii) of the definition of "Gross Asset Value" provided above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                        iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

                        v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of "Fiscal Year" hereof;

                        vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
        Section 743(b) is required pursuant to Regulations 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                        vii) Notwithstanding any other provision of this Section, any items which are specially allocated pursuant to SECTIONS
        7.3 through 7.7 hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to SECTIONS 7.3 through 7.7 hereof shall be determined by applying rules analogous to those set forth in SUBSECTIONS (i) through (vi) of this definition, above.

                "PROJECT" shall mean a Hard Rock branded hotel, casino, cafe, spa, parking garage, retail shops, meeting facilities and related facilities on certain real estate located in Biloxi, Harrison County, Mississippi.

                "PROPERTY" and "PROPERTIES" shall mean and include any property real, personal or mixed, tangible or intangible, including cash money and any legal or equitable interest in such property, including contractual rights, privileges and benefits, but excluding services and promises to perform services in the future.

                "PROSPECTIVE PURCHASER" shall mean a Person that is a bona fide third party (as reasonably determined by AA Capital in good faith) and neither an Affiliate nor Related Person of a Member.

                "REAL PROPERTY DOCUMENTS" shall mean any and all agreements, instruments and documents of the Company (or its predecessor-in-interest, Premier) relating to real property or any interest of any kind relating thereto, which include, among other agreements, instruments and documents, the Real Estate Leases, the Assignment of the MMI/MDC Option and Right of First Refusal Agreement, the Vlahos Purchase Agreement, the Vlahos Property Option, the Full House Contract, the O'Keefe Agreement of Purchase and Sale, the Sun Tan Agreement of Purchase and Sale, and all amendments thereto as of the date hereof.

                "REGULATIONS" shall mean the permanent, temporary, proposed, or proposed and temporary regulations issued by the Department of the Treasury that are promulgated under the Code as amended.

                "RELATED PERSON" shall mean a Person having a relationship to a Member that is described in Section 1.752-4(b) of the Regulations.

                "REPAYMENT EVENT" shall mean the cumulative distribution to the owners of the Class A Preferred Units of an amount equal to the Preference Amount.

                "REQUIRED PARTICIPATION TRANSACTION" shall have the meaning given in SECTION 10.9 hereof.

                "SALE EVENT" shall mean the sale of the business of the Company to an unaffiliated third party by a sale of all or substantially all of any Member's Membership Units, a merger, recapitalization, conversion, reorganization, or consolidation (or similar transaction) of the Company, or a sale of all or substantially all of the assets of the Company.

                "SALE PROCEEDS" shall have the meaning contained in SECTION 10.8(g) hereof.

                "SECRETARY OF STATE" shall mean the Secretary of State of Delaware.

                "SELLING MEMBER" shall have the meaning given in SECTION 10.8 hereof.

                "SUBSEQUENT 17% INTEREST RATE AMOUNT" shall mean the amount from time to time represented by a cumulative seventeen percent (17%) per annum return compounded annually accruing on the entire Initial Transfer Amount commencing immediately and automatically at such time and thereafter as the Initial Transfer Amount equals or exceeds Thirty-Five Million Dollars ($35,000,000) (with such Initial Transfer Amount being reduced as and when distributions are made to the owner of the Class A Preferred Units as provided hereunder).

                "SUBSTITUTE MEMBER" shall mean an Assignee who has been admitted as a Member of the Company in accordance with SECTION 12.2. Upon becoming a Member of the Company, such Assignee shall have all the rights of a Member as provided in SECTION 12.2 hereof.

                "SUPER MAJORITY IN INTEREST" shall mean that number of Unitholders who in the aggregate hold more than sixty-seven percent (67%) of the Percentage Interests held by those Unitholders entitled to consent or to vote upon the applicable action or matter pursuant to the terms of this Agreement.

                "SUPER MAJORITY OF THE BOARD" means, subject to the Super Majority Vote set forth in SECTION 3.4, the affirmative vote or consent of at least four (4) of the members of the six (6) member Board of Managers.

                "TAG-ALONG SALE" and "TAG-ALONG NOTICE" shall have the meanings given in SECTION 10.8 hereof.

                "TAX DISTRIBUTIONS" shall have the meaning given in SECTION 8.2 hereof.

                "TAXING JURISDICTION" shall mean the taxing jurisdiction of the Federal Government and of any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

                "TRANSFER" shall mean any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer for consideration, absolute or as security or encumbrance (including dispositions by operation of law) of an Economic Interest in the Company.

                "UNITHOLDER" shall mean a Member or Assignee who is the record owner of any of the Class A Preferred Units, the Class A Common Units or the Class B Common Units; provided, Unitholders who are not actual Members do not have voting rights in connection with any such unit ownership.

                                   ARTICLE 2)

                             ORGANIZATION OF COMPANY

        Section 2.1     ORGANIZATION. On October 18, 2002, the Organizing
Member organized Premier pursuant to the provisions of the Mississippi Act by causing its authorized representative to execute and file the Certificate of Formation with the Secretary of State of Mississippi. On October __, 2003, the Organizing Member organized the Company pursuant to the provisions of the Act by causing its authorized representative to execute and file the Certificate with the Secretary of State. On December __, 2003, Premier merged with and into the Company, with the Company as the surviving entity in such merger pursuant to the provisions of (i) the Merger Agreement, (ii) the Certificate and (iii) the Act and the Mississippi Act. On May 15, 2003, Premier (with the written approval of Organizing Member, which was then the sole Member of Premier), entered into the Original Loan Agreement. On December __, 2003, the Company (with the written approval of the Organizing Member, which was then the sole Member of the Company) and AA Capital amended the Original Loan Agreement pursuant to the Second Amendment to, among other items, cause the Company to become the "borrower" under the Loan Agreement. Pursuant to SECTION 11.1 of the Loan Agreement, and simultaneously with the execution of this Agreement, AA Capital in consideration of the principal indebtedness, and the interest accrued thereon, owing by the Company to AA Capital pursuant to the Loan Agreement, and with the express approval and consent of the Company and GAR, was issued forty-five percent (45%), on a fully-diluted basis, of the equity in the Company (with all of the preferences, privileges and rights provided herein), representing 100% ownership of the Class A Preferred Units of the Company and 100% ownership of the Class B Common Units of the Company. GAR has contributed the agreed upon capital to the Company as set forth on EXHIBIT A hereto, representing fifty-five percent (55%), on a fully-diluted basis of the equity of the Company, and representing 100% ownership of the Class A Common Units of the Company.

        Section 2.2 NAME OF THE COMPANY. The name of the Company shall be "Premier Entertainment Biloxi LLC". The business of the Company shall be conducted under the name "Hard Rock Hotel & Casino Biloxi" or such other names as the Manager (upon prior consultation with the Board of Managers) may from time to time deem advisable.

        Section 2.3 REGISTERED AGENT AND OFFICE. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may from time to time designate in the manner provided by the Act. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Persons or Persons as the Manager may from time to time designate in the manner provided by the Act. The Manager shall promptly forward to AA Capital copies of any and all notices and other materials or information furnished to the Manager in its capacity as registered agent for the Company.

        Section 2.4 PRINCIPAL PLACE OF BUSINESS. The Principal Place of Business of the Company shall be located at Biloxi, Harrison County, Mississippi. The Company may locate its principal places of business at any other place or places as the Manager may from time to time deem advisable, provided that Manager shall give the Members written notice, and further provided such place or places are operating locations of the Company.

        Section 2.5 PERMITTED BUSINESSES. The business of the Company shall be:

                a) To hold, lease, improve, sell and/or exchange real property or any other assets, or otherwise dispose of such assets, or portions thereof; to develop a licensed commercial gaming and hotel operation in Biloxi, Mississippi or in such other geographic areas as the Manager (with the consent of the Super Majority of the Board) may from time to time deem advisable; and to engage in such other casino gaming and hotel related business or businesses as the Manager (with the consent of the Super Majority of the Board) may from time to time deem advisable.

                b) Subject to the limitation imposed by SECTION 2.5(a) above, to accomplish any lawful business whatsoever or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its Property.

                c) To exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Act or under the laws of any jurisdiction in which the Company may conduct its business.

                d) To engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

        Section 2.6 CASINO APPROVALS FOR DEVELOPMENT OF PROJECT. The Members hereby recognize that the business of the Company in developing a commercial gaming establishment as part of the Project, will require the licensing of the Company and one or more of its Members. Each Member, at its sole cost and expense, hereby agrees to comply with the reasonable requirements of the Applicable Law in order to obtain Casino Approvals, including without limitation, reasonably cooperating with any investigations by the applicable Governmental Authority related to such approvals, and submitting itself and its respective members, partners and equity owners, as reasonably required, to investigations regarding their suitability (as shall be determined by the Mississippi Gaming Commission), and filing applications for licensing and obtaining findings of suitability with the Mississippi Gaming Commission and with such other Governmental Authorities as the Manager deems reasonably necessary for the development and operation of the Project (after consultation with legal counsel).

        Section 2.7 CERTIFICATE EVIDENCING MEMBERSHIP INTEREST OWNERSHIP; PLEDGE THEREOF. On the date hereof, the Company shall cause certificates to be issued to the Members to evidence their respective ownership of membership units in the Company. Each of the Members hereby agree that such membership units (and the certificates representing such units) may be pledged in favor of the applicable trustee (on behalf of the noteholders) to secure repayment of the indebtedness and liabilities evidenced by the Development Loan; PROVIDED, if and to the extent such pledges are foreclosed upon by such trustee or any applicable secured creditor (in accordance with and in compliance with applicable law and the applicable pledge documents to which both AA Capital and GAR are signatories), then such trustee or applicable secured creditor shall be a Member of the Company entitled to all rights of a Substitute Member of the Company (including, without limitation, the right to participate in the management of the business and affairs of the Company) and the written approval of any Member shall not be required as a condition to such foreclosure or to the substitution of such trustee or applicable secured creditor as a Member. The Company hereby irrevocably elects that all membership interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in (for so long as any amount of the Development Loan remains outstanding and unpaid) in the State of New York, and each other applicable jurisdiction. For so long as any amount of the Development Loan remains outstanding and unpaid, each certificate evidencing membership interests in the Company shall bear the following legend: "This certificate evidences an interest in Premier Entertainment Biloxi LLC and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and, to the extent permitted by applicable law, each other applicable jurisdiction." This provision shall not be amended, and any purported amendment to this provision, shall be null and void.

                                   ARTICLE 3)

                            MANAGEMENT OF THE COMPANY

        Section 3.1 MANAGER. The management of the business and affairs of the Company shall be vested in its Manager as more fully set forth in, and subject to the terms of, this Agreement (subject to the parameters set forth from time to time by the Board of Managers). Except for situations, decisions, actions or events in which the approval of the Members, the owners of the Class B Common Units, or the Board of Managers, as the case may be, is required by this Agreement or the nonwaivable provisions of Applicable Law, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and Properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business on the terms and conditions set forth in this Agreement. The Manager may delegate such general or specific authority to such other officers, employees or agents of the Company as the Manager may reasonably consider desirable from time to time (subject to the oversight of the Board of Managers), and such officers, employees or agents of the Company may, subject to any restraints or limitations imposed by the Manager, exercise the authority granted to them.

        Section 3.2 NUMBER, TENURE AND QUALIFICATIONS. There shall be one Manager. The Manager shall, subject to earlier resignation, hold office until the Manager's successor shall have been elected or designated and qualified in accordance with this ARTICLE 3. The Manager need not be a resident of the State of Delaware or a Member of the Company. The initial Manager shall be GAR; provided, immediately and automatically upon the closing of the Development Loan, the Manager shall be the President and Chief Operating Officer of the Company (subject to the other terms and provisions contained in this Agreement).

        Section 3.3 CERTAIN POWERS OF THE MANAGER. Except as otherwise required pursuant to this Agreement, including, without limitation, the provisions of SECTION 3.4 and 3.10 hereof, or by nonwaivable provisions of the Act, the Manager shall have the power and authority, on behalf of the Company:

                a) subject to SECTIONS 3.4 and 3.10 hereof, to acquire Property from any Person and to hold and own Property in the name of the Company;

                b) subject to SECTIONS 3.4, 3.10 and 4.7(b) hereof, to conservatively invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

                c) to sell, assign, or transfer the Company's inventory in the ordinary course of the Company's business;

                d) subject to SECTIONS 3.4 and 3.10 hereof, to borrow money for the Company from banks, other lending institutions, any Manager, any Member, or any Affiliate of any Manager or Member on such terms as the Manager deems commercially reasonably appropriate (but on a non-recourse basis to any Member, without such Member's prior written consent), and in connection therewith, to hypothecate, encumber and grant security interests in the Property of the Company to secure repayment of the borrowed sums, provided however, that any Company loan from a Member or Affiliate of a Member shall be in accordance with and subject to SECTION 4.13(b). No debt shall be contracted or liability incurred by or on behalf of the Company except as authorized by the Manager (with the prior approval of the Super Majority of the Board), or to the extent permitted under the Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Manager (with the prior approval of the Super Majority of the Board);

                e) subject to SECTIONS 3.4 and 3.10 hereof, to execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company's Property, assignments, bills of sale, leases, partnership agreements, limited liability company agreements of other limited liability companies, and any other instruments or documents necessary to the business of the Company;

                f) to purchase liability and other insurance to protect the Company's Property and business;

                g) to employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to reasonably compensate them from Company funds (with the prior approval of the Super Majority of the Board);

                h) to enter into any and all other agreements on behalf of the Company with any other Person for any purpose, which individually do not involve more than Ten Thousand Dollars ($10,000) and in the aggregate during any Fiscal Year do not involve more than Fifty Thousand Dollars ($50,000) and, in either case, are capable of being performed in full in less than six months after their respective date of execution; and

                i) to do and perform any and all other acts as may be necessary or appropriate to the conduct of the Company's business.

                Notwithstanding the authority granted by this SECTION 3.3, all purchases and sales by the Company, including without limitation, those transacted with its Members or Manager, shall be documented by invoices and reflected upon the books of the Company. Unless authorized to do so by this Agreement or by the Manager (with the Super Majority of the Board), no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized in a written agreement delivered to all members by the Manager to act as an agent of the Company in accordance with the previous sentence. All reasonable actions taken in good faith by the Manager on behalf of the Company from the date of its formation to the date of this Agreement are hereby ratified and confirmed by the Members; PROVIDED, HOWEVER, the owners of the Class A Common Units acknowledge and agree that the Company shall, upon demand, indemnify the owners of the Class B Common Units and the Class A Preferred Units (and each of their respective members, managers, officers, employees, and agents) and hold them each harmless from and against any and all losses, amounts, liabilities, charges, penalties, interest, costs, fees, suits, claims, actions and expenses actually incurred by any of them as a result of any obligations, indebtedness or liabilities of the Company (including, without limitation, Premier) incurred, attributable to or arising from the time period of October 18, 2002 through the date hereof that do not directly relate to the transactions contemplated by the Development Loan, the Mezzanine Loan, or the 2003 employment agreement of Joseph Billhimer.

        Section 3.4 BOARD OF MANAGERS APPROVAL. Notwithstanding anything contained in this Agreement to the contrary (including, without limitation, in SECTION 3.3), the management of the Company with respect to certain decisions of the Company shall lie with the Board of Managers as provided in this Agreement. Prior to the Repayment Event, the Board of Managers shall consist of six (6) committee members, provided that the number of members of the Board of Managers may be increased or adjusted from time to time by the affirmative vote or action of the Super Majority of the Board (and the prior written approval of AA Capital). Of the six (6) members of the Board of Managers, three (3) shall be appointed by the owners of the Class A Common Units and three (3) shall be appointed by the owners of the Class B Common Units. For purposes of voting and taking any action by the Board of Managers, each member of the Board of Managers shall be entitled to one (1) vote. Each member of the Board of Managers shall serve until his or her successor is designated by the respective Member(s) that holds the power of appointment pursuant to this SECTION 3.4. Notwithstanding the foregoing, if either (a) an event of default shall occur under either or both of the Development Loan or the Mezzanine Loan or the Loan Documents (whether or not such event of default is formally declared or called by the applicable lender, creditor, noteholder(s) or trustee thereunder or involved therewith), or (b) the aggregate dollar value of the total investment in the Company by the owners of the Class B Common Units and the Class A Preferred Units, PLUS the accrued but unpaid Initial 12% Interest Rate Amount PLUS the accrued but unpaid Subsequent 17% Interest Rate Amount ("INVESTMENT VALUE"), at any time equals more than Eighty Million Dollars ($80,000,000), then the three (3) members of the Board of Managers appointed by the owners of the Class B Common Units shall each be entitled to and shall have two (2) votes for purposes of voting, making decisions, and taking any and all action or actions by the Board of Managers, until such time as such event of default is cured or the Investment Value is less than Fifty Million Dollars ($50,000,000) (the "SUPER MAJORITY VOTE"). The Company will reimburse members of the Board of Managers for reasonable costs and expenses incurred in attending Board of Managers meetings. On and after the date hereof, the Board of Managers shall determine the timing and contents of any announcements and disclosures regarding the subject matter hereof, and any such announcement and disclosure shall require the prior consent of the owners of the Class B Common Units, which consent shall not unreasonably be withheld. If any member of the Board of Managers designated by the owners of the Class A Common Units or the Class B Common Units, respectively, shall for any reason fail to be licensed as required by the Mississippi Gaming Commission, such member shall immediately (after expiration of any period in which to appeal such decision before the Mississippi Gaming Commission) resign or be removed from the Board of Managers, and such member shall not be entitled to receive or be paid any amount or payment generated from the Project, and the owners of the Class A Common Units or the Class B Common Units, as applicable, shall promptly designate a replacement member to the Board of Managers.

        Notwithstanding anything contained in this Agreement to the contrary (but subject to SECTION 3.10 hereof), the Manager may not take any of the following actions on behalf of the Company without obtaining the prior written approval of the proportion of Board of Managers members required by SECTION 4.7 hereof, any other applicable provision of this Agreement, or the nonwaivable provisions of the Act:

        ACTIONS REQUIRING BOARD OF MANAGERS APPROVAL IN THE MANNER REQUIRED BY
SECTION 4.7: subject to Section 3.11 (whereby the owners of the Class B Common Units are permitted to take certain actions without the consent, vote or approval of either the owners of the Class A Common Units or the members of the Board of Managers designated by the owners of the Class A Common Units, including, without limitation, the items identified in subsections (b), (c), (f), and (p) immediately below),

                (a)     admit Assignees as Substitute Members in accordance with
                        SECTION 12.2 hereof;

                (b) admit Additional Members in accordance with SECTION 12.3 hereof;

                (c)     dispose of all or substantially all of the Company
                        Property;

                (d) merge or consolidate the Company with and into one or more limited liability companies or other entities;

                (e) authorize the dissolution of the Company in accordance with SECTIONS 13.4 through 13.8 hereof;

                (f) sell, lease or contract to sell (including the method of sale or form of lease) or otherwise dispose of all of any Project, or selling, leasing or contracting to sell or lease any Project or part thereof for a sales price other than that specified in any price schedule;

                (g) approval of any schedule specifying the sales price of any Project or part thereof;

                (h) alter or amending the distribution provisions provided for in this Agreement, or approving any distributions to any Member that are not otherwise provided for in this Agreement;

                (i) approval of the terms of the Development Loan, the Mezzanine Loan, or other credit accommodation to the Company;

                (j) apply for a gaming license or other regulatory approvals necessary or convenient for the development and operation of a gaming Project;

                (k) cause or permit the Project to be subjected to any mortgage, deed of trust or other security interest and refinancing any such indebtedness other than in connection with the Development Loan;

                (l)     borrow on an unsecured basis;

                (m)     enter into agreements with Affiliates;

                (n)     address material tax matters;

                (o) acquire additional Property or make capital expenditures, either of which exceeds $5 Million;

                (p) raise additional equity capital in addition to or in lieu of the Development Loan; and

                (q) require additional capital contributions of the Members or approve the voluntary contribution of additional capital by any Member.

        Notwithstanding anything contained in this Agreement to the contrary (but subject to SECTION 3.10 hereof), the following actions require the approval of a Super Majority of the Board, with the advice of the General Manager/Operator; PROVIDED, HOWEVER, in the event of a deadlock vote of the Board of Managers for such issues, the deciding vote on such issues shall be decided by the owners of the Class B Common Units until the Repayment Event:

                (a) develop and approve the annual capital and operating budget(s) for the Company; and for the development of and/or operation of any Project;

                (b) approve plans for the development of and operation of any Project, including without limitation any decisions regarding impacting the development and the day-to-day operations of the Company's proposed gaming/hotel Project; and

                (c) employ, compensate from Company funds, and terminate, if necessary in the discretion of Board of Managers the (i) the Project Manager to oversee the construction and development of the Project; (ii) and other senior managers of the Company, including without limitation, the Executive Chef, the Food and Beverage Manager, the Hotel Manager, the Casino Manager, the Credit Manager, the Chief Financial Operator, the Chief Engineer, and the Spa Manager; PROVIDED, HOWEVER, whether or not any portion of the Preference Amount remains unpaid, any termination of Joseph Billhimer as the President and Chief Operating Officer of the Company shall require the approval of a Super Majority of the Board.

        Section 3.5 DUTY OF CARE; LIABILITY FOR CERTAIN ACTS. The Manager shall perform his, her or its duties as Manager in good faith, in a manner he, she or it reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs his, her or its duties as Manager shall not have any liability by reason of being or having been a Manager of the Company. The Manager does not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. The Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct or a wrongful taking by the Manager. The members of the Board of Managers shall perform his, her or its duties as a member of the Board of Managers in good faith, in a manner he, she or it reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A member of the Board of Managers who so performs his, her or its duties as a member of the Board of Managers shall not have any liability by reason of being or having been a member of the Board of Managers of the Company. No member of the Board of Managers, in any way, guarantees the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. No member of the Board of Managers shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct or a wrongful taking by such member of the Board of Managers.

        Section 3.6 RESIGNATION AND REMOVAL OF MANAGER AND BOARD OF MANAGERS. The Manager may resign at any time upon written Notice to all of the Members. Unless specified otherwise in the Notice, such resignation shall take effect upon receipt of such Notice by all of the Members. The acceptance of a resignation shall not be necessary to make it effective. The Manager may be removed at any time, either with or without cause, by the vote of at least the Super Majority of the Board. Any member of the Board of Managers designated or appointed by the owners of the Class A Common Units may only be removed at any time, either with or without cause, by the owners of the Class A Common Units ("Class A Common Designee"), and any member of the Board of Managers designated or appointed by the owners of the Class B Common Units may only be removed at any time, either with or without cause, by the owners of the Class B Common Units ("Class B Common Designee").

        Section 3.7 VACANCIES. If the Manager resigns, is removed, or otherwise ceases to be the Manager, the Super Majority of the Board shall designate a replacement Manager and shall promptly give Notice to the other Members of such replacement, which Notice shall include the name and address of the replacement Manager. Any vacancy to the Board of Managers as a result of the removal of the Class A Common Designee shall be filled by a new member appointed and designated by the owners of the Class A Common Units, and any vacancy to the Board of Managers as a result of the removal of the Class B Common Designee shall be filled by a new member appointed and designated by the owners of the Class B Common Units.

        Section 3.8 COMPENSATION OF GENERAL MANAGER/OPERATOR. The Company shall not pay any management fee, consulting fee, or similar fee to the Manager. The Company shall pay to the General

Manager/Operator compensation in an aggregate amount per calendar year as determined by a Super Majority of the Board. The Company may decide at any time to pay the Manager a management fee upon the approval of the Super Majority of the Board. The General Manager/Operator compensation may be adjusted from time to time to amounts agreed upon by the vote of the Super Majority of the Board.

        Section 3.9 TRANSACTIONS WITH THE COMPANY; COMPENSATION. The Manager or any Person affiliated or associated with the Manager may act as surety, guarantor, endorser, or provider of collateral for, and transact any kind of business with, the Company on such terms as the Manager or Person may deem appropriate, provided that such transactions must be carried out on terms that are fair to the Company and in accordance with the terms of this Agreement. Nothing in this Agreement shall be construed to preclude the Manager, or an individual designated by the Manager to carry out the Manager's authority under this Agreement, from serving the Company in any other capacity as an officer, employee, agent, contractor, or otherwise and, providing such compensation is authorized hereunder, receiving compensation and expense reimbursement therefor.

        Section 3.10 CERTAIN REQUIRED APPROVALS. Notwithstanding anything contained in this Agreement to the contrary (including, without limitation, in SECTIONS 3.3 and 3.4 hereof), the prior written approval and consent of the owners of the Class B Common Units shall be required and obtained to authorize the taking or happening of any of the "Major Decisions" identified on SCHEDULE 1 attached hereto and made part hereof.

        Section 3.11 ACTIONS BY CLASS B COMMON UNITS. Notwithstanding anything contained in this Agreement to the contrary, the owners of the Class B Common Units are permitted to take the following actions without the consent, vote or approval of either the owners of the Class A Common Units or the members of the Board of Managers designated by the owners of the Class A Common Units:

                (a) admit Additional Members in accordance with SECTION 12.3 hereof (subject to the applicable pre-emptive right referenced in subsection (c) below, to the extent applicable); provided, further, to the extent applicable, any dilution to any Member's Economic Interest as a direct result of adding Additional Members shall apply to both the Class A Common Units and the Class B Common Units on a pari passu basis;

                (b) as long as a Fairness Opinion is obtained, sell, dispose, convey, assign, lease and/or transfer all or substantially all of the Company Property or the Project; PROVIDED, HOWEVER, the owners of the Class A Common Units will first have an option to purchase all of the equity in the Company owned by the holders of the Class B Common Units and the Class A Preferred Units on the same price (giving effect to any tax benefits that would be realized by the holders of the Class B Common Units and the Class A Preferred Units in the contemplated sale, if any) and terms offered by the Prospective Purchaser in a written offer (the "PURCHASE NOTICE"), which option must be irrevocably exercised in writing within ten (10) business days of the receipt by the holders of the Class A Common Units of the Purchase Notice together with the payment of the Earnest Money; PROVIDED, FURTHER, the holders of the Class A Common Units would have thirty (30) calendar days from the date they exercise their option to consummate such equity purchase transaction, and if such transaction is not consummated through or due to the fault, misconduct or negligence (in either case whether directly or indirectly) of any or all of the owners of the Class A Common Units or their officers, members, managers, employees, Affiliates, or agents (as reasonably determined in good faith by the owners of the Class B Common Units), the Earnest Money shall be forfeited in favor of the holders of the Class B Common Units and/or the Class A Preferred Units, as applicable, and if the transaction is consummated, the Earnest Money shall be credited to the purchase price to be paid (all of the foregoing in this subsection (b), including, without limitation, payment of the Earnest Money, being referred to as a "RIGHT OF FIRST REFUSAL");

                (c) raise additional equity capital for the Company (subject to any applicable pre-emptive right of the Members provided herein, if any) through the issuance of a new class of common membership units in the Company to any Person that is not an Affiliate of AA Capital; provided, further, to the extent applicable, any dilution to any Member's

                        Economic Interest as a direct result of such equity raise shall apply to both the Class A Common Units and the Class B Common Units on a pari passu basis;

                (d) any recapitalization or restructuring of the Company; provided that, without effecting or limiting any other Section, Subsection, term or provision of this Agreement, any such recapitalization or restructuring does not materially adversely effect the aggregate value of the Class A Common Units (as reasonably determined by the Class B Common Units in good faith);

                (e) exercise of the drag-along rights set forth in Section 10.9; and

                (f) sell, assign, convey or transfer any or all of the Class B Common Units and/or the Class A Preferred Units to any Person (subject to any required approval from the Mississippi Gaming Commission, if any); PROVIDED, HOWEVER, the owners of the Class A Common Units will have a Right of First Refusal to purchase the equity being offered for sale.

                                   ARTICLE 4)

                           MEMBERS; MEETINGS & DUTIES

        Section 4.1 MEMBERS. The names, addresses, Percentage Interests, and respective ownership of membership units in the Company of the Members are set forth on EXHIBIT A attached hereto.

        Section 4.2 MEETINGS. The Members and the Board of Managers shall meet at least four (4) times annually. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Manager or by any Member or by any member of the Board of Managers. Meetings of the Members or Board of Managers shall be held at the Principal Place of Business of the Company in the State of Mississippi unless an alternative place for such a meeting (which shall be at an operating location of the Company) is designated in the Notice thereof to the Members or the Board of Managers members, as applicable.

        Section 4.3 NOTICE OF MEETINGS. Except as provided in SECTIONS 4.4 and 4.8 of this ARTICLE 4, written Notice of the place, day and hour of a meeting and the purpose or purposes for which the meeting is called shall be given not less than seven (7) nor more than thirty (30) days before the date of the meeting by or at the direction of the Manager, Board of Managers member, or Member, as the case may be, calling the meeting, to each Member or committee member entitled to vote or act at such meeting.

        Section 4.4 MEETING OF ALL MEMBERS. If all of the Members or Board of Managers members shall meet at any time and place, either within or without the State of Delaware, and upon the written consent to the holding of a meeting at such time and place, such meeting shall be valid without call or Notice and at such meeting any lawful action may be taken.

        Section 4.5 RECORD DATE. For purposes of (1) determining those Members entitled to Notice of or to vote at any meeting of Members, or any adjournment thereof, (2) determining those Members entitled to receive payment of any Distribution, or (3) in order to make a determination of Members for any other purpose, the date on which Notice of the meeting is mailed or the date on which the resolution declaring such Distribution is adopted, as the case may be, shall be the record date for such determinations with respect to the Members. When a determination of those Members entitled to vote at any meeting of the Members has been made as provided in this SECTION 4.5, such determination shall apply to any adjournment thereof.

     Section 4.6 QUORUM. The presence of the Members holding at least Eighty Percent (80%) of the Percentage Interests of the Company, represented in person, by telephone or other electronic medium or communication, or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, at least a majority of the Members of the Company so represented may adjourn the meeting from time to time for a period not to exceed thirty (30) days without further Notice. However, if the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a Notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally Noticed.

        Section 4.7     MANNER OF ACTING.

                a). Any action (i) expressly required to be taken by the Members, or (ii) required or permitted to be taken by the Members or by the Board of Managers, may in either case be taken at a meeting thereof by: (y) in the case of Member action, the affirmative vote of Members holding at least seventy-five percent (75%) of the Percentage Interests of the Company; and (z) in the case of Board of Managers action, by the Super Majority of the Board, unless the vote of a greater or lesser percentage of the Members or Board of Managers is otherwise required by the Act, by the Certificate, or by this Agreement (including, without limitation, SECTION 4.7 (b) below). Unless otherwise expressly provided herein or required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote may vote upon any such matter and their vote shall be counted in the determination of whether the requisite matter was approved by the Members.

                b). Subject to SECTION 3.10 hereof, the vote, approval or consent of the Super Majority of the Board shall be required to:

                        (i)     admit any Additional Members pursuant to SECTION
                                12.3 of this Agreement, subject to Section
                                3.11(c), to the extent applicable (provided, however, as provided in Section 3.4, the vote, consent or approval of the members of the Board of Managers designated by the owners of the Class A Common Units is not required for this subsection (i));

                        (ii) appoint or remove the Manager or General Manager/Operator;

                        (iii) determine whether the applicable standard for indemnification by the Company under ARTICLE 5 hereof has been met; and

                        (iv) amend or waive any provision of this Agreement under SECTION 14.3 hereof.

The vote, approval or consent required by this SECTION 4.7(b) may be given by one or more written consents in accordance with SECTION 4.8.

        Section 4.8 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members or Board of Managers may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken and signed by all of the Persons entitled under this Agreement and/or required under the Act to vote. Such written consents shall be delivered to the Manager of the Company for inclusion in the minutes of proceedings of the Members or for filing with the Company records. Action taken under this section is effective when the requisite proportion of Persons entitled to vote have signed the consent(s), unless the consent(s) specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent. If an action by Members is taken without a meeting under this SECTION 4.8, Notice to the Members shall be considered waived.

        Section 4.9 WAIVER OF NOTICE. When any Notice is required to be given to any Member or Board of Managers member, as applicable, a waiver thereof in writing signed by the Person entitled to such Notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such Notice.

        Section 4.10 TELEPHONE MEETINGS OF THE MEMBERS. Members may participate in a meeting of the Members by means of conference telephone or similar communications equipment by means of which all of the Members participating in the meeting can hear each other. Participation by Members by such means shall constitute presence in person of such Members at such meeting.

        Section 4.11 LIABILITY OF MEMBERS TO THIRD PARTIES. Unless otherwise provided by the Act, and except as specifically provided in SECTION 5.2 hereof, no Member (or member of the Board of Managers) shall be liable in any way under any judgment, decree, or order of a court or any other proceeding, or in any other manner whatsoever, for any debt, obligation, liability or other amount of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any Board of Managers member, Member, Manager, agent or employee of the Company.

        Section 4.12 LIABILITY OF A MEMBER TO THE COMPANY. A Member who receives a Distribution when the Property of the Company is not sufficient to pay all liabilities of the Company (except liabilities to Members on account of their Capital Contributions) is liable to the Company for a period of two (2) years after such Distribution for the amount of the Distribution.

        Section 4.13    CONFLICTS OF INTEREST.

                (a) Subject to SECTION 4.13(c), Members shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that would be beneficial to, the Company, it being expressly understood that the Members may enter into transactions that are similar to the transactions into which the Company may enter; PROVIDED, HOWEVER, if GAR (or any of its Affiliates) contemplates entering into any such competitive transaction (and actually takes material actions to structure or arrange any such transaction), then GAR shall consult with AA Capital and permit AA Capital to participate and invest in such transaction on good faith, reasonable terms and conditions. Notwithstanding the foregoing, a Member shall account to the Company and hold as trustee for it any property, profit, or benefit derived by the Member, without the consent of the other disinterested Members, in the conduct and winding up of the Company's business or from a use or appropriation by the Member of Company Property, including information developed exclusively for the Company and opportunities expressly offered to the Company.

                (b) A Member does not violate a duty or obligation to the Company merely because the Member's conduct furthers such Member's own interest. Any Member may lend money to and transact other business with the Company as long as all such loans or other transactions are in accordance with the terms of this Agreement. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a person who is not a Member, subject to the Act or other applicable law. No transaction with the Company shall be voidable solely because a Member or an Affiliate of the Member has a direct or indirect interest in the transaction if (i) either the transaction is fair to the Company or (ii) the disinterested Members, in either case knowing the material facts of the transaction and the Member's interest therein, authorize, approve, or ratify the transaction in writing.

                (c) No Member nor any of their respective Affiliates shall, except for and on behalf of the Company, engage in any casino gaming business activities (as an owner, operator, licensee, or stockholder) in the counties of Hancock, Harrison, Tunica, or Warren, in the state of Mississippi. (The counties listed in the foregoing sentence shall be collectively referred to as the "NON-COMPETITION TERRITORY".) In accordance with Section 4.13(a), Members may engage in any activity other than casino gaming business activities in all locations, including the Non-Competition Territory. Subject to the proviso contained in SECTION 4.13(a) hereof, no Member shall be liable or accountable to the Company or any other Member for failure to disclose or make available to the Company any business opportunity in casino gaming business activities which are available in counties other than the Non-Competition Territory that such Member becomes aware of in his capacity as a Member or otherwise. Each Member agrees that it shall disclose to the Company and the other Members all material transactions between the Company and the Member or an Affiliate of the Member prior to the conduct thereof.

                                   ARTICLE 5)

                                 INDEMNIFICATION

        Section 5.1 INDEMNIFICATION OF MEMBERS AND MANAGERS. The Company shall indemnify and hold harmless any Member, Board of Managers member, or Manager (and each of their respective officers, members, managers, directors, partners, officers, employees, agents, and affiliates), who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the Company), by reason of the fact that such Person is or was a Member, Board of Managers member or Manager of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against costs and expenses (including, without limitation, reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such claim, action, suit or proceeding if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Person's conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person's conduct was unlawful.

        Section 5.2 INDEMNIFICATION IN ACTIONS BY THE COMPANY. The Company shall indemnify and hold harmless any Member, Board of Managers member, or Manager (and each of their respective officers, members, managers, directors, partners, officers, employees, agents, and affiliates) who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by the Company to procure a judgment in its favor by reason of the fact that such Person is or was a Member, Board of Managers member or Manager of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against costs and expenses (including, without limitation, reasonable attorneys' fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable for negligence or misconduct in the performance of such Person's duty to the Company unless and only to the extent that the court in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 5.3 INDEMNIFICATION WITH RESPECT TO CERTAIN CLAIMS NOTWITHSTANDING LACK OF SUCCESS ON OTHER CLAIMS. To the extent that a Member or Manager of the Company (or, if applicable, their respective officers, members, managers, directors, partners, officers, employees, agents, and affiliates), has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.1 and 5.2 of this Article 5, or in defense of any claim, issue or matter therein, such Person shall be indemnified against costs and expenses (including, without limitation, reasonable attorneys' fees) actually and reasonably incurred by such Person in connection therewith, notwithstanding that such Person has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

        Section 5.4 DETERMINATION OF MEETING APPLICABLE STANDARD. Any indemnification under SECTIONS 5.1 and 5.2 of this ARTICLE 5 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Member or Manager is proper in the circumstances because such Person has met the applicable standards of conduct set forth in SECTIONS 5.1 and 5.2 of this ARTICLE 5. Such determination shall be made by a vote of the Super Majority of the Board.

        Section 5.5 PAYMENT OF EXPENSES IN ADVANCE OF DISPOSITION OF ACTION. Expenses (including attorneys' fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the Company in advance of the final disposition of such claim, action, suit or proceeding as authorized in the manner provided in SECTION 5.4 of this ARTICLE 5, upon receipt of an undertaking by or on behalf of the Member, Board of Managers member or Manager, with sufficiency surety, to repay such amount if and to the extent that it shall be ultimately determined that such Person is not entitled to be indemnified by the Company as authorized in this ARTICLE 5.

        Section 5.6 NON-EXCLUSIVITY OF ARTICLE. The indemnification authorized in and provided by this ARTICLE 5 shall not be deemed exclusive of and shall be in addition to any other right to which those indemnified may be entitled under any statute, rule of law, provision of the Certificate, this Agreement, other agreement, vote or action of Members, the Board of Managers or of the Manager, or otherwise, both as to actions in such Person's official capacity and as to actions in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Member or Manager and shall inure to the benefit of the heirs, executors and administrators of such a Person.

        Section 5.7 INSURANCE. The Company will purchase and maintain insurance on behalf of any Person who is or was a Member, Member of the Board of Managers, Manager, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person incurred by such Person in any such capacity arising out of such Person's status as such, whether or not the Company is required or permitted to indemnify such Person against such liability under the provisions of this ARTICLE 5 or any statute.

                                   ARTICLE 6)

                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

        Section 6.1 CAPITAL CONTRIBUTIONS. The Initial Capital Contribution, Economic Interest, Percentage Interest and equity ownership of each Member is set forth on the attached EXHIBIT A and incorporated by reference herein. The Members hereby agree and acknowledge that any amounts set forth on EXHIBIT A as the value of the real and/or personal property contributed (subject to the rights of the owners of the Class B Common Units and the Class A Preferred Units to receive the payments provided in Section 8.4) by any Member reflects the value of such property as agreed to by the Members.

        Section 6.2 PREEMPTIVE RIGHTS. If the owners of the Class B Common Units (subject to SECTION 3.10 hereof): (y) determines that additional capital is required by the Company to facilitate the business needs of the Company, including, without limitation, to meet the Company's operating expenses, to fund the expansion of the Company's Project or other business and to purchase any Property reasonably necessary for the operation of the Company, and (z) authorizes the issuance and sale of any securities or any securities containing options or rights to acquire any securities of the Company (including, without limitation, convertible debt), the Company shall first offer to sell to each Member a portion of such securities on a basis pro rata to their Percentage Interests (i.e., for such Member to make an additional capital contribution for the amount of the securities to be issued ("ADDITIONAL CAPITAL CONTRIBUTION")). Each such Member shall be entitled to purchase such securities at the same price and on the same terms and conditions as such securities are to be offered. If any Member elects not to exercise or exercises only a portion of its rights granted under this Section, each other Member shall be entitled to purchase the securities offered to (but not purchased by) such Member. All of such securities shall be offered to the Members until all securities proposed to be issued by the Company are sold to all Members desiring to purchase such securities or no Member desires to purchase more securities. Each Member must elect to exercise its purchase/Additional Capital Contribution rights hereunder within sixty (60) days after receipt of written notice from the Company describing in reasonable detail the securities being offered, the purpose for which the additional securities are being offered, the purchase price thereof, the payment terms, and such Member's percentage allotment. Upon the expiration of such sixty (60) day period, the Company shall be free to sell such securities which the Members have not purchased or elected to purchase during the six (6) month period following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Members (provided that the non-Member purchaser of any such securities must comply with all of the other terms, provisions and conditions contained in this Agreement applicable to an assignee/transferee). Any securities offered or sold by the Company after such six (6) month period must be reoffered to the Members pursuant to the terms of this Section. The provisions of this Section shall not apply to the issuance of options for employees or consultants of the Company that are approved by the Super Majority of the Board (which options the parties hereto acknowledge and agree shall be granted through a new class of nonvoting membership units in the Company; provided, to the extent applicable, any dilution to any Member's economic interest as a direct result of such options shall apply to both the Class A Common Units and the Class B Common Units on a pari passu basis). The rights under this Section shall terminate upon the first to occur of a Sale Event or the closing of an IPO. EXHIBIT A hereto shall, simultaneously with the payment of the purchase price, be revised to reflect the changes in Percentage Interests of the Members (i.e., increase in the Percentage Interests of the

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Members making the Additional Contribution and the decrease in the Percentage
Interest of the Member not making the Additional Capital Contribution), and distributions pursuant to SECTIONS 8.1 and 8.4 hereof shall be adjusted accordingly.

        Section 6.3 NO RIGHTS TO RETURN OF CAPITAL CONTRIBUTIONS OR TO WITHDRAW. No Unitholder shall have the right to demand the return of, or otherwise withdraw or be repaid, the Initial (in the case of Members) or any Additional Capital Contribution made by such Unitholder, and no Unitholder shall have the right to receive a distribution of any specific Property of the Company, except as specifically provided in this Agreement (including Sections
8.4 and 13.8). Except as specifically provided herein to the contrary (including, without limitation, SECTIONS 3.10, 7.1, 7.2, 8.4 and 13.8 hereof), no Unitholder shall have priority over any other Unitholder, either as to the return of capital or as to income, losses or Distributions. No interest shall be paid on Initial (in the case of Members) or Additional Capital Contributions or on balances in a Unitholder's Capital Account, other than as contemplated by the Preference Amount to be paid to the owners of the Class A Preferred Units as set forth in this Agreement.

        Section 6.4 CAPITAL ACCOUNTS. The Company shall establish and maintain Capital Accounts for each Unitholder. Each Unitholder's Capital Account shall be increased by (i) the amount of any money actually contributed by the Unitholder, or contributed by another Unitholder on its behalf under SECTION 6.2, to the capital of the Company, (ii) the fair market value of any Property contributed, as determined by the Company and the contributing Unitholder at arm's length at the time of contribution (net of any liabilities assumed by the Company or subject to which the Company takes such Property within the meaning of Section 752 of the Code), and (iii) the Unitholder's share of Profits and of any separately allocated items of income or gain except adjustments required under Section 704(c) of the Code (including any gain and income from unrealized income with respect to accounts receivable allocated to the Unitholder to reflect the difference between the book value and tax basis of assets contributed by the Unitholder). Each Unitholder's Capital Account shall be decreased by (x) the amount of any money actually distributed to the Unitholder by the Company, (y) the fair market value of any Property distributed to the Unitholder by the Company (net of liabilities of the Company assumed by the Unitholder or subject to which the Unitholder takes such Property within the meaning of Section 752 of the Code), and (z) the Unitholder's share of Losses and of any separately allocated items of deduction or loss except adjustments required under Section 704(c) of the Code (including any loss and deduction allocated to reflect the difference between the book value and tax basis of assets contributed by the Unitholder).

        Section 6.5 SALE OR EXCHANGE OF INTEREST. In the event of a sale or exchange of some or all of a Unitholder's Economic Interest in the Company, the Capital Account of the transferring Unitholder shall become the Capital Account of the Assignee acquiring such Economic Interest, to the extent it relates to the portion of the Economic Interest transferred.

        Section 6.6 COMPLIANCE WITH SECTION 704(b) OF THE CODE. The provisions of this ARTICLE 6 as they relate to the maintenance of Capital Amounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to
ARTICLE 7 of this Agreement to have substantial economic effect under the Regulations promulgated under Section 704(b) of the Code, in light of the Distributions made pursuant to ARTICLES 8 and 13 and the Capital Contributions made pursuant to this ARTICLE 6. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Unitholder to make a Capital Contribution in excess of the Initial Capital Contribution (in the case of Members) or any Additional Capital Contributions made by that Unitholder; no Unitholder shall be required to restore any deficit in such Unitholder's Capital Account.

                                   ARTICLE 7)

                                   ALLOCATIONS

        Section 7.1     ALLOCATION OF PROFITS. Except as required by SECTIONS
7.3 through 7.7 of this ARTICLE 7, Profits shall be allocated and apportioned among the Members in the following order and priority:

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                (a)     First, to and among the Members in amounts equal to the
excess, if any, of (1) the cumulative Losses allocated to the Members pursuant to SECTION 7.2 hereof for all prior Fiscal Years, over (2) the cumulative Profits allocated to the Members pursuant to this SECTION 7.1 for all prior Fiscal Years; and

                (b) Second, to the owners of the Class A Preferred Units until they receive an amount equal to the Initial 12% Interest Rate Amount PLUS the Subsequent 17% Interest Rate Amount for the current year and all prior years; and

                (c) The balance, if any, to and among the Members in proportion to the Percentage Interests each Member holds as of the first day of the Fiscal Year; PROVIDED, HOWEVER, that if the Percentage Interest held by any Member changes (in accordance with the terms of this Agreement) during the Fiscal Year, or if any Additional Members are admitted during the Fiscal Year, Profits for each month of such Fiscal Year shall be allocated among the Members in proportion to the Percentage Interest each Member holds as of the first day of each such month, and each Member's share of the Profits for such Fiscal Year shall be equal to the sum of his share of the Profits for each month during the Fiscal Year.

        Section 7.2     ALLOCATION OF LOSSES.

                (a)     Except as required by SECTIONS 7.3 through 7.7 of this
ARTICLE 7, and subject to the limitations provided in SECTION 7.2(b) hereof, Losses shall be first allocated among the Members to the extent and in such proportion as the respective positive Capital Account balances of such Members, and then any remaining loss shall be allocated to the Members in accordance with their relative Percentage Interests; provided, however, that if the Percentage Interests held by the Members change during the Fiscal Year, or if any Additional Members are admitted during the Fiscal Year, Profits or Losses for each month of such Fiscal Year shall be allocated among the Members in proportion to the Percentage Interest each Member holds as of the first day of each such month, and each Member's share of the Losses for such Fiscal Year shall be equal to the sum of his share of the Losses for each month during the Fiscal Year.

                (b) Losses allocated pursuant to SECTION 7.2(a) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to SECTION 7.2(a) hereof, the limitation set forth in this SECTION 7.2(b) shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations. All Losses in excess of the limitations set forth in this SECTION 7.2(b) shall be allocated to the Members having positive Adjusted Capital Account balances in proportion to their Percentage Interests; and provided further, that the foregoing limitation provided by this SECTION 7.2(b) shall not apply to any allocation of Losses under SECTION 7.2(a) hereof to the extent that such allocation would cause all Members to have Adjusted Capital Account Deficits at the end of the Fiscal Year.

        Section 7.3 COMPANY MINIMUM GAIN CHARGEBACK. If there is a net decrease in Company Minimum Gain for a Taxable Year, each Member must be allocated items of income and gain for that Taxable Year equal to that Member's share of the net decrease in Company Minimum Gain. A Member's share of the net decrease in Company Minimum Gain is the amount of the total net decrease multiplied by the Member's percentage share of the Company Minimum Gain at the end of the immediately preceding Taxable Year. A Member's share of any decrease in Company Minimum Gain resulting from a revaluation of Company Property equals the increase in the Member's Capital Account attributable to the revaluation to the extent the reduction in Company Minimum Gain is caused by the revaluation. A Member is not subject to this Company Minimum Gain chargeback requirement to the extent the Member's share of the net decrease in Company Minimum Gain is caused by a guarantee, refinancing, or other change in the debt instrument causing it to become partially or wholly a recourse liability or a Member Nonrecourse Liability, and the Member bears the economic risk of loss (within the meaning of Section 1.752-2 of the Regulations) for the newly guaranteed, refinanced, or otherwise changed liability.

        Section 7.4 MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any Taxable Year shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Liability with respect to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(b)(4) of the Regulations.

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        Section 7.5     MEMBER MINIMUM GAIN CHARGEBACK. If during a Taxable Year
there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (as determined under Section 1.704-2(i)(5) of the Regulations) as of the beginning of that Taxable Year must be allocated items of income and gain for that Taxable Year (and, if necessary, for succeeding Taxable Years) equal to that Member's share of the net decrease in the Member Minimum Gain. A Member's share of the net decrease in Member Minimum Gain is determined in a manner consistent with the provisions of Section 1.704-2(g)(2) of the Regulations. A Member is not subject to this Member Minimum Gain chargeback, however, to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Liability due to a conversion, refinancing, or other change in the debt instrument that causes it to become partially or wholly a Company Nonrecourse Liability. The amount that would otherwise be subject to the Member Minimum Gain chargeback is added to the Member's share of Company Minimum Gain. In addition, rules consistent with those applicable to Company Minimum Gain and Company Minimum Gain chargeback shall be applied to determine the shares of Member Minimum Gain and Member Minimum Gain chargeback to the extent provided under the Regulations issued pursuant to
Section 704(b) of the Code.

        Section 7.6 QUALIFIED INCOME OFFSET. In the event any Member, in such capacity, unexpectedly receives an Offsettable Decrease, such Member will be allocated items of income and gain (consisting of a pro rata portion of each item of income and gain of the Company for the Taxable Year) in an amount and manner sufficient to offset such Offsettable Decrease as quickly as possible.

        Section 7.7 COMPLIANCE WITH SECTION 704(c) OF THE CODE. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with SUBSECTION (i) of the definition of "Gross Asset Value" hereof).

                In the event the Gross Asset Value of any Company asset is adjusted pursuant to SUBSECTION (ii) thereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that commercially reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this
SECTION 7.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

                                   ARTICLE 8)

                                  DISTRIBUTIONS

        Section 8.1 REGULAR DISTRIBUTIONS OF NET CASH FLOW. Except as set forth in SECTION 8.4 and subject to SECTIONS 10.8(g), 10.9(c) and 13.8 hereof, Net Cash Flow, if any, shall be distributed to and among the Members no later than the 120th day following the end of each Fiscal Year in accordance with their Percentage Interests, taking into account any Tax Distributions made during such Fiscal Year in accordance with SECTION 8.2 below. Notwithstanding any other provision of this SECTION 8.1, and subject to SECTION 8.4 below, no Distributions shall be made to any Member if, and to the extent that, such Distribution would cause such Member to have an Adjusted Capital Account Deficit as of the end of the Fiscal Year with respect to which such Distribution is made.

        Section 8.2 TAX DISTRIBUTIONS. No later than the 15th day, or, if such day is not a business day, the next succeeding business day, after the end of each fiscal quarter of the Company, the Manager shall cause distributions of Net Cash Flow to be made to the Members in an amount equal to Forty Percent (40%) of the estimated Adjusted Allocated Taxable Income (as defined below) of all Members for the immediately preceding quarter or in such amount as otherwise permitted or restricted pursuant to the indenture entered into in connection with the Development Loan, for so long as such indenture is in effect ("TAX DISTRIBUTIONS"). The "ADJUSTED

ALLOCATED TAXABLE INCOME" of a Member shall be the estimated taxable income of the Company, if any, which is allocated to such Member for the quarterly period. Any Tax Distributions shall be made in proportion to the Adjusted Allocated Taxable Income of each Member. For this purpose, any income, gain, loss, depreciation and other deduction which is recognized and allocated to a Member pursuant to Section 704 (c) of the Code shall be excluded and tax distributions shall not be made with respect to such amount(s). Any distribution made by March 15 of any year will be deemed to constitute a tax or other distribution allocable to the prior year unless the Manager specifically provides to the contrary. Amounts which may be withheld by the Company pursuant to Federal, state or local tax laws and remitted to such taxing authorities with respect to any payment, Distribution or Allocation to a Member shall be treated as distributed to the Member. All Tax Distributions shall be treated as advances on, and shall be taken into account in determining, distributions pursuant to SECTIONS 8.3 and 8.4 hereof.

        Section 8.3 LIMITATIONS ON DISTRIBUTIONS. No Distribution shall be made unless, after the Distribution is made, the Property of the Company is in excess of all liabilities of the Company, except liabilities to Members on account of their Capital Accounts.

        Section 8.4 EXTRAORDINARY DISTRIBUTION PREFERENCES IN CONNECTION WITH ORGANIZATION AND CAPITALIZATION OF THE COMPANY. Notwithstanding anything to the contrary in this Article 8 or elsewhere in this Agreement (but subject to SECTIONS 10.8(g), 10.9(c) and 13.8 hereof), the Company shall initially distribute Net Cash Flow of the Company, if any, according to the following schedule:

                (a) Beginning with the initial regular distribution made pursuant to SECTION 8.1 and continuing until such time as the owners of the Class A Preferred Units shall have received Distributions equal to the Initial 12% Interest Rate Amount PLUS the Subsequent 17% Interest Rate Amount on the entire Initial Transfer Amount per annum, the owners of the Class A Preferred Units shall be entitled to and shall receive one hundred percent (100%) of the Net Cash Flow of the Company so distributed ("CLASS A PREFERRED UNIT OWNERS' PREFERRED INTEREST DISTRIBUTION");

                (b) Beginning with the next regular distribution following the satisfaction of the Class A Preferred Unit Owners' Preferred Interest Distribution set forth in Section 8.4(a), and continuing until such time as the owners of the Class A Preferred Units shall have received Distributions equal to the entire Initial Transfer Amount (the "CLASS A PREFERRED UNIT OWNERS' PREFERRED CAPITAL DISTRIBUTION"), the owners of the Class A Preferred Units shall be entitled to and shall receive seventy five percent (75%) of the Net Cash Flow of the Company so distributed, and the owners of the Class A Common Units shall receive twenty five percent (25%) of the Net Cash Flow of the Company so distributed;

                (c) Beginning with the next regular distribution following the satisfaction of the Class A Preferred Unit Owners' Preferred Capital Distribution as provided for in
                        SECTION 8.4(b) and continuing until such time as the owners of the Class A Common Units shall have received Distributions equal to the Capital Contribution to the Company of the owners of the Class A Common Units, if any, as set forth on EXHIBIT A hereto ("CLASS A COMMON UNIT OWNERS' DISTRIBUTION"), the owners of the Class A Common Units shall be entitled to and shall receive fifty-five percent (55%) of the Net Cash Flow of the Company so distributed, and the owners of the Class B Common Units or the Class A Preferred Units, as applicable, shall be entitled to forty-five percent (45%) of the Net Cash Flow so distributed, taking into account any Tax Distributions made during the Fiscal Year pursuant to SECTION 8.2.

                (d) Beginning with the next regular distribution following the satisfaction of the Class A Common Unit Owners' Distribution, the provisions of SECTION 8.1 governing the regular distributions of the Company shall resume based upon the owners of the Class B Common Units or the Class A Preferred Units, as applicable, receiving forty-five percent (45%) of the Net Cash Flow of the Company so distributed, and the owners of the Class

                        A Common Units receiving fifty-five percent (55%) of the Net Cash Flow of the Company so distributed.

        If the Percentage Interests of the Members change during any applicable Fiscal Year, or any additional Members are admitted during any applicable Fiscal Year, distributions pursuant to SECTION 8.4 shall be adjusted accordingly by the Board of Managers.

                                   ARTICLE 9)

                                 FISCAL MATTERS

        Section 9.1 FISCAL YEAR. The fiscal year (and taxable year) of the Company shall end on December 31 of each year.

        Section 9.2 BOOKS AND RECORDS. Full and accurate books and records of the Company (including without limitation all information and records required by the Act) shall be maintained at the Company's Principal Place of Business or at such other place or places within the State of Mississippi as determined by the Manager. Such books and records shall show all receipts and expenditures, assets and liabilities, Profits and Losses, and all other records necessary for recording the Company's business and affairs, as required by the Act. All Members shall have access to the books and records of the Company for any lawful purpose, during regular business hours, at the Company's Principal Place of Business, upon provision of notice in writing by any Member to the Company at least five (5) business days before the date on which any Member desires to inspect said books and records.

        Section 9.3 REPORTS TO MEMBERS. Each of the following reports shall be prepared at the Company's expense, and shall be delivered to each Member.

                (a) TAX INFORMATION. To the maximum extent reasonably possible, within ninety (90) days after the end of each Fiscal Year, information for the preparation of income tax returns. The Company will provide K-1's to all Members as soon as practicable after the close of each calendar year, but in any event no later than April 1.

                (b) ANNUAL REPORTS. Within ninety (90) days after the end of each Fiscal Year, an annual report of the activities of the Company, including a balance sheet as of the end of such year, an income statement and a statement of Cash Flow for the year, which shall be audited by an accounting firm selected in accordance with SECTION 9.5 hereof, unless waived in writing by the owners of the Class B Common Units.

                (c) MONTHLY REPORTS. Monthly financial reports shall be prepared no later than the end of the month immediately following the month for which the reports are being prepared. The monthly financial reports shall contain, among other things, a balance sheet, statements of income and Cash Flow, including management discussion and analysis.

        Section 9.4 TAX MATTERS PARTNER. The Members hereby agree to permit the Board of Managers to designate the Tax Matters Partner of the Company (the "TMP"). The TMP shall be responsible for all administrative and judicial proceedings for the assessment and collection of tax deficiencies or the refund of tax overpayments arising out of a Member's or Assignee's distributive share of items of income, deduction, credit and/or of any other company (partnership) item (as that term is defined in the Code or in Regulations) allocated to the Members/Assignees affecting any Member's/Assignee's tax liability. The TMP shall promptly give Notice to all Members/Assignees of any administrative or judicial proceeding pending before the Internal Revenue Service involving any Company item and the progress of any such proceeding. Such Notice shall be in compliance with such regulations as are issued by the Internal Revenue Service. The TMP shall have all the powers and authority provided to a tax matters partner in Code Section 6221- 6233, including the specific power to extend the statute of limitations with respect to any matter which is attributable to any Company item or affecting any item pending before the Internal Revenue Service and to select the forum to litigate any tax issue or liability arising from Company items. The TMP may resign such position by giving thirty (30) days' written notice to the Manager, whereupon the Manager shall designate a new TMP. The TMP shall be entitled to reimbursement for any and all reasonable expenses incurred with respect to any administrative and/or judicial proceedings affecting the Company. The TMP, shall, with the prior approval of the Super Majority of the Board, have the authority to make any available tax election the Company is entitled to make pursuant to applicable provisions of the Code, including, without limitation, the elections under Code Sections 108, 168, 709, 754, and 1017.

        Section 9.5 AUDITORS. The auditors of the Company shall be a firm of independent certified public accountants selected by the Manager and approved by the Board of Managers. The books of the Company shall be subject to audit on an annual (or other more regular basis) unless the Manager, with the approval of Board of Managers, determines that an audit of the Company is not necessary, appropriate or advisable. Audits shall be conducted at the expense of the Company and a copy of each auditor's report promptly shall be sent to each Member by the Manager.

                                   ARTICLE 10)

                DISPOSITION OF MEMBERSHIP AND ECONOMIC INTERESTS

        Section 10.1 LIMITATIONS WITH RESPECT TO ASSIGNEES. An Assignee of a Percentage Interest under this ARTICLE 10 shall have only those rights of an Assignee as described more fully in SECTIONS 11.1 hereof and shall have no right to become a Member of the Company or to participate in the management of the business and affairs of the Company unless such Assignee is admitted as a Substitute Member in accordance with SECTION 12.2 hereof. All restrictions, including the restrictions contained in this ARTICLE 10, shall also apply to any Assignees of Percentage Interests.

        Section 10.2 TRANSFER UPON CONSENT, ETC. Subject to Section 3.11, no Member or Assignee may Dispose of all or a portion of such Member's or Assignee's Percentage Interest, unless:

                (a) prior to the Disposition, the Company receives, unless waived by the Manager in writing, an opinion of counsel satisfactory to the Manager that such Disposition is the subject of an effective registration under, or exempt from the registration requirements of, the applicable state and federal securities laws;

                (b) prior to the Disposition, the Company receives from the transferee the information and agreements that the Manager may reasonably require, including, but not limited to, any taxpayer identification number and any agreement that may be required by the Taxing Jurisdiction;

                (c) contemporaneously with the Disposition, the transferee shall execute this Agreement and any other instruments as the Manager may deem necessary or desirable, in form and substance satisfactory to the Manager, and the transferee shall pay all reasonable expenses, including reasonable attorneys' fees, incurred by the Company in connection with such Disposition;

                (d) prior to the Disposition, the Company, the disposing Member and the Assignee obtain the written final, non-appealable approval of the transfer from the Mississippi Gaming Commission if required, including without limitation, the licensing of all Persons required to be licensed by the Mississippi Gaming Commission as a result of the Disposition or transfer. The transferee shall agree to submit to investigations and licensing reviews by the Mississippi Gaming Commission as required. All costs and expenses associated with obtaining such approval, including without limitation background investigation fees, licensing fees and attorneys fees, shall be borne by the disposing Member and/or by the Assignee; and

                (e) the transferring or disposing Member or Assignee shall either:

                        (i) first obtain the written consent to such Disposition by vote of the Super Majority of the Board and the owners of the Class B Common Units prior to the Repayment Event; or

                        (ii) comply with the provisions of SECTION 10.3 below.

A transfer in compliance with this SECTION 10.2 may trigger Tag-Along Rights as described in SECTION 10.8 below.

        Section 10.3    RIGHT OF FIRST REFUSAL; PERMITTED SALES. Subject to
Section 3.11, in the event a Member shall have received and wishes to sell, transfer or assign pursuant to a bona fide offer all or any portion of such Member's Percentage Interest, but has not received the prior written consent referred to in SECTION 10.2 above, such Member or Assignee may sell the same only after offering it to the Company and the other Members or Assignees in the following manner:

                (a) The Member or Assignee desiring to sell all or part of such Percentage Interest shall serve Notice upon the Manager and the other Members or Assignees, stating that the transferring Member or Assignee has received a bona fide offer for the sale of such Member's or Assignee's Percentage Interest and setting forth the following information:

                        (i) the portion of the transferring Member's or Assignee's Percentage Interest proposed to be sold,

                        (ii) the name and address and business or occupation of the Person offering to purchase such Percentage Interest (or portion thereof), and

                        (iii) the sales price and all material terms and conditions of such sale.

Such Notice shall also contain an offer by the transferring Member or Assignee to sell such Percentage Interest (or portion thereof) to the Company and to the other Members at the price and under the terms offered by such bona fide offeror.

                (b) For a period of fifteen (15) days after the receipt of such Notice (the "COMPANY OPTION PERIOD"), the Company, upon the approval of the Super Majority of the Board and subject to the receipt of any consents required to be obtained pursuant to the Loan Documents, shall have the option to purchase all or any portion of the Percentage Interest so offered. If the Company fails to exercise all of said option, the other Members, or any one or more of them, on a basis pro rata to their respective Percentage Interests in the Company or on such other basis as such other Members shall mutually agree amongst themselves, shall have the option to purchase for a period of thirty (30) days after the termination of the Company Option Period, the balance (after taking into account any Percentage Interests elected to be purchased by the Company) of such Percentage Interest offered for sale.

                c) In the event the Company and/or the other Members, or any one or more of such other Members, shall exercise their option to purchase all of the transferring Member's Percentage Interest in the Company under this
SECTION 10.3, the Company and/or the other Members exercising such option to purchase, as the case may be, shall designate the time, date and place of closing; provided, however, that the date of closing shall be within sixty (60) days of the date that the Company and/or the other Members, as the case may be, provide Notice to the transferring Member or Assignee of their election to purchase such transferring Member's or Assignee's Percentage Interest.

                (d) In the event that neither the Company nor the other Members, as the case may be, shall exercise their option to purchase, as provided herein, the transferring Member or Assignee shall be free to assign such Member's or Assignee's Percentage Interest (or portion thereof) to the Person named in the aforesaid Notice at the price and upon the terms and conditions set forth in such Notice, subject to the limitations contained in
ARTICLE 12; provided, however, that such Disposition shall be made within sixty
(60) days following the termination of the last option of the Members to purchase such Percentage Interest (or portion thereof), subject to the limitations contained in ARTICLE 12; provided further, that the transferee and the transferring Member comply with the requirements of SECTION 10.2(a), (b) and
(c) and (d) and, if applicable, comply with the requirements related to Tag-Along Rights set forth in SECTION 10.8. If such Disposition is not consummated within said sixty (60) day period, the provisions of this SECTION
10.3 shall again be applicable to the Member's or Assignee's Percentage Interest with respect to which the Member or Assignee had received a bona fide offer.

        Section 10.4    TRANSFER UPON DISSOCIATION OF A MEMBER.

                (a) Except for Percentage Interests transferred as permitted by SECTION 10.2 or 10.3, in the event that a Member Dissociates as a Member of the Company as described in ARTICLE 13 hereof, then the Company, upon approval of the Manager and the Super Majority of the Board, shall have the option (but no obligation) to purchase (exercisable within sixty (60) days after the Manager's notice of such event of Dissociation), and subject to the receipt of any consents required to be obtained pursuant to the Loan Documents, and the Dissociated Member shall be obligated to sell to the Company, all of such Dissociated Member's Percentage Interest in the Company; PROVIDED, HOWEVER, that the Company shall be entitled to assign its option hereunder pro rata among the Members in accordance with their respective Percentage Interests. The purchase price to be paid by the Company for such Percentage Interest shall be determined and paid in accordance with the provisions of SECTION 10.5 below.

        Section 10.5    PURCHASE PRICE.

                (a) The purchase price of the Percentage Interest (or portion thereof) to be purchased from a Member (the "TRANSFERRING PERSON") pursuant to SECTION 10.4 shall be the fair market value thereof.

                (b) The fair market value of such Percentage Interest (or portion thereof) shall be the value as agreed upon by the Transferring Person and the Company (with the prior approval of the Super Majority of the Board) or, if applicable, one or more of the other Members (such purchaser or purchasers shall be referred to herein as the "PURCHASING PERSON") within the first fifteen
(15) days following the exercise of an option to purchase; provided, however, the agreed value shall not take into account any minority discount or lack of marketability discount in determining such fair market value. If the Purchasing Person and the Transferring Person are unable to agree upon such fair market value within such fifteen (15) day period, the fair market value of the Percentage Interest (or portion thereof) shall be determined in accordance with the following procedures:

                        (i) The Purchasing Person and the Transferring Person shall select and agree upon an independent and reputable appraiser experienced in the relevant subject matter ("APPRAISER") to determine fair market value of the Percentage Interest (or portion thereof) within thirty (30) days after the occurrence of an event giving rise to the offer of sale. Such Appraiser shall use its best efforts to render the appraisal to the Purchasing Person and the Transferring Person on or before thirty (30) days after its selection and such appraiser shall be final and binding upon the parties; provided, however, for any and all appraisals by an Appraiser, the Appraiser shall not take into account any minority discount or lack of marketability discount in determining such fair market value. The Appraiser shall deliver a written appraisal explaining in reasonable detail the method and basis for its conclusion to each Member.

                        (ii) In the event the Purchasing Person and the Transferring Person cannot agree upon an Appraiser, then the Purchasing Person and the Transferring Person shall each select an Appraiser. If the highest appraisal does not exceed the lowest appraisal by more than thirty percent of the lowest appraisal, then the average of such appraisals shall be the fair market value of the Percentage Interest and such average shall be final and binding upon the parties.

                        (iii) In the event that the highest appraisal exceeds the lowest appraisal by more than thirty percent of the lowest appraisal, then the two Appraisers shall select a third Appraiser. The appraised value determined by such third Appraiser shall be the fair market value of the Percentage Interest and such third appraisal shall be final and binding upon the parties.

                        (iv) The cost of the Appraiser appointed by the Purchasing Person shall be borne by the Purchasing Person, the cost of the Appraiser appointed by the Transferring Person shall be borne by the transferring Person and the cost of the third Appraiser shall be borne one-half by the Purchasing Person and one-half by the Transferring Person.

                (c) The aggregate purchase price due under this SECTION 10.5 shall be paid in the following manner:

                        (i) There shall first be credited against such purchase price the amount of any indebtedness due and payable to the Company by such Member. In the event that the purchaser is a Member of the Company, such indebtedness shall be repaid out of the purchase price directly by the other Members (to the extent that the indebtedness does not exceed the purchase price) and deducted from the amount otherwise payable to the transferring Member.

                        (ii) There shall next be credited the amount of any expenses or damages incurred by the Company as a result of the Dissociation of the Member.

                        (iii) The balance of the purchase price shall be payable at closing which shall occur within thirty (30) days following the latter of the final determination of the purchase price or the exercise of the Company's option to purchase; provided, however, if the Company shall not have sufficient funds legally available to pay such remaining amount, either the Company must assign its option rights to purchase identified in SECTION 10.4(a) hereof pro rata to all Members, or duly execute and deliver a promissory note to the Dissociated Member evidencing the Company's obligation to pay the purchase price in semi-annual installments over three years with interest accruing at the prime rate announced from time to time by the lender providing the Development Loan.

        Section 10.6 CERTAIN SPECIFICALLY PERMITTED TRANSFERS. Notwithstanding anything to the contrary in contained in this Agreement, each Member that is a Member on the Effective Date of this Agreement shall be entitled to sell, give or otherwise transfer all or any portion of their Percentage Interests to (i) such Member's Affiliates, if such Member is an Organization, or (ii) such Member's spouses, lineal descendants, the spouses of such Member's lineal descendants, and a trust for the benefit of any of the foregoing, if such Member is an individual, and, upon effectiveness of such transfer, such transferee shall succeed to all of the rights and obligations (including voting and other governance rights) of the Transferring Member with regard to the transferred Percentage Interest and shall be admitted as a Substitute Member of the Company with regard to the transferred Percentage Interest, without any further action on the part of the Members, the Manager or the Company; PROVIDED, HOWEVER, that such transferee shall become parties to, and shall be subject to the terms and conditions of, this Agreement; PROVIDED, FURTHER, that no such transfer or assignment shall be permitted if the result thereof would be a termination of the Company within the meaning of Section 708 of the Code; PROVIDED, FURTHER, that any such transfer is specifically subject to the prior written non-appealable approval of the transfer by the Mississippi Gaming Commission, including without limitation, all the licensing of all Persons required to be licensed by the Gaming Commission. The Assignee shall agree to submit to investigations and licensing reviews by the Mississippi Gaming Commission. All costs and expenses associated with obtaining such approval, including without limitation background investigation fee, licensing fees and attorneys fees, shall be borne by the Transferring Member and/or by the Assignee.

        Section 10.7 RESTRICTIONS ON TRANSFERS OF UNITS OF A MEMBER. Subject to Section 3.11:

                (a) With respect to a Member which is an Organization, a direct or indirect Transfer of any equity interest in such Member to any Person, the dissolution of such Member or the issuance of ten percent (10%) of additional equity interests in such Member to any Person shall require the written consent of the Super Majority of the Board, and the approval of the Mississippi Gaming Commission as may be required under applicable Mississippi law. For purposes of this SECTION 10.7, "STOCK" shall include any equity interest in a Member and "STOCKHOLDER" shall mean any holder of such an equity interest.

                (b) None of the following transfers of Stock shall be deemed a Transfer requiring consent under this SECTION 10.7, unless obtaining the approval of the Mississippi Gaming Commission is required under Mississippi law:

                        (i) Any transfer--whether by acquisition, purchase, gift or otherwise--of Stock of a Member to a Person who is an Affiliate of such Member and who was an Affiliate of such Member upon the Effective Date.

                        (ii) With respect to a Member which is owned by one or more natural persons, the transfer of Stock in such Member to Stockholders' spouses, lineal descendants, the spouses of such Stockholders' lineal descendants, or a trust for the benefit of any of the foregoing.

                (c) Each Member hereby acknowledges the reasonableness of the restrictions on Transfer imposed by this Agreement in view of the Company purposes and the relationship of the Members. Accordingly, the restrictions on Transfer contained herein shall be specifically enforceable. Each Member hereby further agrees to hold the Company and each other Member (and each other Member's successors and assigns) wholly and completely harmless from any cost, liability, or damage (including, without limitation, liabilities for income taxes, legal fees, expenses and other costs of enforcing this indemnity) incurred by any of such indemnified Persons as a result of a Transfer or an attempted Transfer by such indemnifying Member in violation of this Agreement.

        Section 10.8    TAG-ALONG RIGHTS. Subject to Section 3.11:

                (a) If, pursuant to a bona fide offer and after fully complying with either SECTION 10.2 or SECTION 10.3 hereof, a Member proposes to sell or transfer any portion of its Percentage Interest in one or more contemporaneous, related transactions which will result in the transferees holding in the aggregate a Percentage Interest that is greater than Fifty Percent (50%) (a "TAG-ALONG SALE"), then such Member (the "SELLING MEMBER") shall promptly give written notice (the "TAG-ALONG NOTICE") to the Company and to all other Members at least sixty (60) days prior to the closing of such sale or transfer. The Tag-Along Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the Percentage Interest to be sold or transferred, the nature of such sale or transfer, the consideration to be paid and the material terms and conditions thereof, and the name and address of each Prospective Purchaser or transferee. The Selling Member shall have provided notice to the Prospective Purchaser or transferee of the Tag-Along Rights under this SECTION 10.8 and shall have obtained such Prospective Purchasers' agreement to purchase Percentage Interests in accordance with the terms hereof; the Tag-Along Notice shall contain confirmation of such agreement to purchase in accordance with the terms of this SECTION 10.8.

                (b) Each of the other Members shall have the right, exercisable upon written notice to the Selling Member within ten (10) days after receipt of the Tag-Along Notice, to participate in such sale on the same terms and conditions and at the same consideration specified in the Tag-Along Notice, up to such Member's pro rata share of the total Percentage Interest proposed to be sold in the Tag-Along Sale. To the extent that any other Members exercise rights of participation under this SECTION 10.8(b) and 10.8(c) below, the Percentage Interest that the Selling Member may sell in the Tag-Along Sale shall be correspondingly reduced.

                (c) Upon consummation of the Tag-Along Sale, the Selling Member shall immediately therewith remit to any Members who participated in the Tag-Along Sale that portion of the sale proceeds to which such Member is entitled (without setoff, offset or reduction of any kind by the Selling Member).

                (d) The exercise or non-exercise of the rights of Members to participate in one or more Tag-Along Sales shall not adversely affect their rights to participate in subsequent Tag-Along Sales.

                (e) If no other Members elect to participate in the Tag-Along Sale, the Selling Member may, not earlier than sixty (60) days and not later than ninety (90) days following delivery of the Tag-Along Notice to the Company and the other Members, consummate the transaction covered by the Tag-Along Notice on terms and conditions not more favorable to the Selling Member than those described in the Tag-Along Notice. Any proposed transfer on terms and conditions more favorable than those described in the Tag-Along Notice, as well as any subsequent proposed transfer of any Percentage Interests by the Selling Member, shall again be subject to tag-along rights of the Members and shall require compliance by the Selling Member with the procedures described in this SECTION 10.8.

                (f) If applicable, the provisions of this SECTION 10.8 shall apply in addition to, and not in lieu of, the requirement of compliance with either SECTION 10.2 or SECTION 10.3 hereof. Transfers under SECTION 10.6 shall not trigger tag-along rights under this SECTION 10.8.

                (g) Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, this SECTION 10.8), upon the occurrence of any Sale Event (including, without limitation, the sale or transfer of 50% or more of the Membership Interests), the proceeds received by the Company or payable to any of the Members ("SALE PROCEEDS") shall be first distributed to the owners of the Class A Preferred Units until the aggregate amount received by the owners of the Class A Preferred Units equals the Preference Amount (if such aggregate amount has not previously been paid to the owners of the Class A Preferred Units) and the balance, if any, of the Sale Proceeds shall be distributed among the Members in accordance with their respective Percentage Interests.

        Section 10.9    REQUIRED PARTICIPATION IN CERTAIN TRANSACTIONS
(DRAG-ALONG).

                (a) OFFER TO PURCHASE PERCENTAGE INTERESTS OR THE COMPANY'S ASSETS. If, during the term of this Agreement, the Company or any Member shall receive written evidence of a bona fide offer (whether in the form of a binding or non-binding letter of intent, term sheet, proposal or otherwise outlining the proposed terms of a bona fide offer) from any Person which is not a party hereto, pursuant to which such Person offers or proposes to:

                        (i) purchase all or substantially all of the Company's Assets (whether in a single transaction or in series of related transactions);

                        (ii) purchase all of the then outstanding membership units in the Company; or

                        (iii) enter into a merger, consolidation, conversion, recapitalization, reorganization or similar transaction with the Company;

in a transaction where each Member, or the Company in the case of a sale of all or substantially all of the Company's Assets, would receive proceeds consisting all of cash, cash equivalents or unrestricted marketable securities (other than a standard 180-day lockup period) (each such transaction shall be referred to as a "REQUIRED PARTICIPATION TRANSACTION"), and the owners of the Class A Preferred Units and/or the owners of the Class B Common Units wish to accept such offer and consummate the transaction(s) contemplated thereby, and a Fairness Opinion is obtained, then the provisions of this SECTION 10.9 shall apply.

                (b) ACCEPTANCE OF OFFER. Subject to a Right of First Refusal by the holders of the Class A Common Units, in the event that the owners of the Class A Preferred Units and/or the owners of the Class B Common Units desire to accept any such bona fide offer or proposal described in SECTION 10.9(a) hereof, they shall deliver written notice of such election along with documentation (the "ACCEPTANCE NOTICE") which sets forth in reasonable detail the general terms and conditions of the bona fide offer or proposal as of the date of such notice, including any letter of intent signed in connection therewith, to the other Members not less than thirty (30) calendar days prior to the closing date of the transaction contemplated by such offer or proposal, including, without limitation, the name and address of the proposed purchaser, the proposed purchase price, and the terms of payment and other material terms, conditions and provisions of the proposed offer. Upon receipt of an Acceptance Notice but subject to the option set forth in SECTION 10.9(c) below, each Member shall, at such time as it is appropriate and, as applicable, (i) vote his or its Percentage Interest and respective membership units in the Company in favor of such sale of the Company's assets and any subsequent liquidation of the Company;
(ii) vote his or its Percentage Interest and membership units in the Company in favor of such merger, consolidation, conversion, reorganization or similar transaction; or (iii) sell or transfer his or its Percentage Interest and membership units in the Company in connection with such Required Participation Transaction. Each Member shall execute such documents and take such further actions as may be reasonably required to consummate any of the foregoing transactions.

                (c) SALE PREFERENCE. Notwithstanding anything to the contrary contained in this SECTION 10.9, upon the occurrence of a Sale Event, the Sale Proceeds received by the Company or payable to the Members shall be first distributed to the owners of the Class A Preferred Units until the aggregate amount received by the owners of the Class A Preferred Units equals the Preference Amount (if such aggregate amount has not previously been paid to the owners of the Class A Preferred Units) and the balance, if any, of the Sale Proceeds shall be distributed among the Members in accordance with their respective Percentage Interests.

        Section 10.10   EFFECTS OF DISPOSITION OF ECONOMIC INTEREST.

                (a) PARTIAL DISPOSITION OF ECONOMIC INTEREST. A Member who Transfers part, but less than all, of such Member's Economic Interest to another Person (other than the Company or an existing Member) pursuant to the provisions of this ARTICLE 10 shall continue to hold and exercise all rights afforded to and shall be subject to all of the duties, undertaken by such Member under the terms of this Agreement, other than the economic rights associated with the Transferred Economic Interest.

                (b) COMPLETE DISPOSITION OF ECONOMIC INTEREST. A Member who Transfers all of such Member's Economic Interest to other Persons pursuant to the provisions of this ARTICLE 10 shall be subject to Dissociation from the Company pursuant to SECTION 13.1(b) hereof.

                                   ARTICLE 11)
                               REGISTRATION RIGHTS

        Section 11.1 REGISTRATION RIGHTS. After an initial public offering ("IPO"), the registrable securities in the Company owned by the owners of the Class A Preferred Units and the Class B Common Units immediately prior to the IPO shall have customary registration rights, including two demand registrations and unlimited piggy back rights, and the Company will pay the legal and registration expenses, including reasonable attorneys' fees, of the owners of the Class A Preferred Units and the Class B Common Units. The Company and the owners of the Class A Preferred Units and the Class B Common Units (and the owners of the Class A Common Units, if reasonably required by the owners of the Class B Common Units and the Class A Preferred Units) shall duly execute and deliver a Registration Rights Agreement in form and substance reasonably satisfactory to the owners of the Class B Common Units and the Class A Preferred Units, to further evidence such rights of such owners.

                                   ARTICLE 12)

                  ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS

        Section 12.1 RIGHTS OF ASSIGNEES. Notwithstanding anything to the contrary contained in this Agreement, the only rights which an Assignee of a Member pursuant to Article 10 shall have are those rights associated with the Economic Interest received and such Assignee shall not receive any right to participate in the management of the business and affairs of the Company or to become a Member; PROVIDED, HOWEVER, that in the event an Assignee is an existing Member of the Company, such Assignee shall receive all rights to participate in the management of the business and affairs of the Company incident to the transferred Economic Interest. An Assignee is only entitled to receive the Distributions and return of capital, and to be allocated the Profits and Losses attributable to a transferred Economic Interest.

        Section 12.2 ADMISSION OF SUBSTITUTE MEMBERS. Except as otherwise provided for in SECTION 10.6, an Assignee of an Economic Interest shall be admitted as a Substitute Member and entitled to all the rights of the Member who initially assigned the Economic Interests only with the written approval of the non-assigning Members owning at least sixty percent (60%) of the remaining Membership Interests. The non-assigning Members may grant or withhold the approval of such admission in their sole and absolute discretion. If so admitted, the Substitute Member shall have all the rights and powers and shall be subject to all the restrictions and liabilities of the Member originally assigning the Economic Interests. The admission of a Substitute Member, without more, shall not release the Member originally assigning the Economic Interests from any liability to the Company that may have existed prior to the approval. Substitute Members shall share proportionately in all rights conferred upon the transferor Members hereunder. Notwithstanding anything to the contrary in this
ARTICLE 12, if a transferring Member has complied with the terms of SECTION 10.3 in making an assignment of an Economic Interest, the Assignee of such transferring Member's Economic Interest shall have the right to be admitted as a Substitute Member, subject to any restrictions and liabilities of the transferring Member.

        Section 12.3 ADMISSION OF ADDITIONAL MEMBERS. Subject to SECTION 3.10 and SECTION 3.11 hereof, from the date of formation of the Company, any Person acceptable to the Super Majority of the Board (subject to SECTION 3.11) may become Additional Members of the Company for such consideration as the Super Majority of the Board shall determine, provided, that such Additional Members agree to execute and become a party to this Agreement and all of the terms and conditions herein, including but not limited to the satisfaction of the requirements of Section 12.4. No Additional Member shall be entitled to any retroactive allocation of income, gain, loss, deduction or credit by the Company. The Members may, at their option, at the time the Additional Member is admitted, close the Company's books (as though the Company's Taxable Year had ended) or make pro rata allocations of income, gain, loss, deduction or credit to the Additional Member for that portion of the Company's Taxable Year in which the Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Regulations promulgated thereunder. Upon admission of an Additional Member, this Agreement shall be amended in order to reflect such additional Member's Membership Interest and Percentage Interest in the Company.

        Section 12.4 GAMING COMMISSION SUITABILITY. Notwithstanding anything contained herein to the contrary, solely to the extent required by applicable law then in effect, no Person shall be admitted as a Member of the Company unless and until such Person makes an application for and receives a finding of suitability from the Mississippi Gaming Commission, if required.

                                   ARTICLE 13)

                    DISSOCIATION, DISSOLUTION AND WINDING UP

        Section 13.1 DISSOCIATION. A Person shall cease to be a Member upon the happening of any of the following events of Dissociation:

                (a) the withdrawal of a Member with the consent of a Super Majority of the Board;

                (b) in the case of a Member who assigns all of such Member's Economic Interest pursuant to the terms of this Agreement;

                (c) upon receipt of Notice by the Manager with respect to a Member who:

                        (i)     makes an assignment for the benefit of
creditors;

                        (ii)    files a voluntary petition in bankruptcy;

                        (iii) files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation:

                        (iv) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding in the nature of the proceedings listed in SECTION 13.1(c)(iii); or

                        (v) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Member of all or any substantial part of the Member's properties:

                (d) in the case of a Member who is a natural person, the death of the Member or the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent to manage the Member's person or property;

                (e) in the case of a Member who is a trustee or is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

                (f) in the case of a Member that is a separate Organization other than a corporation, the dissolution and commencement or winding up of the separate Organization;

                (g) in the case of a Member that is a corporation, the filing of articles of dissolution (or its equivalent) for the corporation or the revocation of its charter and the lapse of ninety (90) days after Notice to the corporation of such revocation without a reinstatement of its charter;

                (h) the failure or refusal of a Member to make and file an application for a gaming license or finding of suitability, if required in the good faith and reasonable discretion of the Manager, within a reasonable time not to exceed sixty (60) days following the Manager's written request to file such application; or

                (i) the failure or inability of a Member to obtain a gaming license or finding of suitability, if either is required, within the longer period of either: (w) twelve (12) months following the filing of such Member's application for a gaming license with the Mississippi Gaming Commission (after the expiration of all appeal periods), unless such time is extended by the affirmative vote of the Super Majority of the Board in the manner prescribed in
SECTION 4.7(b); or (x) the furthest date permitted by the applicable rules and regulations of the Mississippi Gaming Commission (after the expiration of all appeal periods); PROVIDED, HOWEVER, that in the event a Member is found to be unsuitable by the Mississippi Gaming Commission, then such Member's Membership Interest shall be divested in accordance with the procedures prescribed in the Mississippi Gaming Control Act of 1990, as amended; PROVIDED, HOWEVER, if AA Capital fails or is unable to obtain a gaming license in accordance with the conditions of this Subsection, then, at the sole option of AA Capital, either
(y) the remaining Members shall purchase AA Capital's Membership Interest, in immediately available funds or pursuant to a Pay-in-Kind (PIK) promissory note, which shall be on terms and provisions reasonably acceptable to AA Capital and GAR, and, to the extent required by applicable law, if any, the Mississippi Gaming Commission (and which must be in compliance with the terms of the indenture governing the Development Loan), or some combination thereof (at AA Capital's sole and absolute option), at a price equal to the higher of (the "THRESHOLD AMOUNT"): (A) the fair market value of such equity as established under Section 10.5, or (B) the Preference Amount, plus AA Capital's reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys' fees), or (z) the equity owned by AA Capital in the Company shall be converted to unsecured debt owing by the Company in an amount equal to the Threshold Amount, to be evidenced pursuant to instruments, agreements and documents mutually satisfactory to the Company and AA Capital, with the repayment of such debt being subordinate to the prior repayment in full of the Development Loan and the Mezzanine Loan (subject to any amounts, if any, approved to be made by the Company to AA Capital by the trustee and/or creditors owed the Development Loan and Mezzanine Loan).

        Section 13.2    [Intentionally Deleted.]

        Section 13.3 COVENANT NOT TO COMPETE UPON DISSOCIATION. As further consideration for and as an inducement to enter into this Agreement, each Member further agrees that, upon the Dissociation of a Member pursuant to SECTION 13.1 hereof, the Dissociating Member and its Affiliates shall enter into a Non-Competition Agreement, in substantially the form attached hereto as EXHIBIT B, with the Company whereby the Dissociating Member and its Affiliates agree not to engage in licensed casino gaming business activities (as an owner, operator, consultant, manager, licensee or stockholder), in the Non-Competition Territory for a period of one (1) year following the Dissociation.

        Section 13.4 TERM AND DISSOLUTION. Subject to SECTION 3.10 hereof, the Company shall continue in full force and effect until the first to occur of the following events (which, unless the Board of Managers agrees to continue the business, shall constitute Dissolution Events):

                a) the written consent of the Super Majority of the Board in accordance with SECTION 4.7(a) authorizing the dissolution of the Company;

                b) the merger of the Company, and the Company is not the surviving limited liability company in such merger; or the consolidation of the Company with one or more limited liability companies or other entities.

                c) the entry of a final decree of dissolution of the Company by a court of competent jurisdiction.

        Section 13.5 DISTRIBUTION OF ASSETS ON DISSOLUTION. The Company may not be dissolved or wound up at any time while the indebtedness and liabilities owing pursuant to the Development Loan remain outstanding and unpaid, unless the Company has either deposited funds with the trustee under the indenture governing the Development Loan or posted a letter of credit with a national financial institution with assets of in excess of $500 million (on terms acceptable to such trustee), in an amount sufficient to satisfy and discharge such indebtedness and liabilities. Subject to the foregoing sentence and to
SECTION 13.8, upon the winding up of the Company, Company Property shall be distributed in the following order:

                a) to creditors, including Members who are creditors and became creditors without violating or breaching any of the terms and provisions of this Agreement, to the extent permitted by law, in satisfaction of Company Liabilities;

                b) to Members in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company's Taxable Year in which the liquidation occurs. Liquidation proceeds shall be paid within sixty (60) days of the end of the Company's Fiscal Year or, if later, within ninety (90) days after the date of liquidation. Such Distributions shall be in cash or property (which need not be distributed proportionately) or partly in both, as commercially reasonably determined by the Manager.

        Section 13.6 WINDING UP AND CERTIFICATE OF CANCELLATION. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining Property of the Company has been distributed to the Members. During the winding up period, the Company shall cease carrying on, as distinguished from the winding up of, the Company business. Upon the completion of winding up of the Company, a certificate of cancellation, together with any required filing fee, shall be delivered to the Secretary of State. The certificate of cancellation shall set forth such information as is required by the Act.

        Section 13.7 EFFECT OF DISSOLUTION. Upon receipt of the endorsement of the original certificate of cancellation from the Secretary of State as evidenced by the word "Filed" noted thereon, together with the date and hour of the filing thereof, the Company is conclusively dissolved as of the date and time of the filing of the certificate of cancellation with the Secretary of State in the absence of actual fraud.

        Section 13.8 LIQUIDATION PREFERENCE. Notwithstanding anything to the contrary contained in this Agreement, upon liquidation (voluntary or involuntary) of the Company, and whether or not involving dissolution of the Company and cancellation of its Certificate, owners of the Class A Preferred Units shall be entitled to receive, after the lawfully incurred liabilities of the Company (including the reasonable costs and expenses of liquidation actually incurred by the Company), have first been paid or provided for, out of the net amount available for distribution ("LIQUIDATION PROCEEDS"), an amount equal to the Preference Amount (if such aggregate amount has not previously been paid to the owners of the Class A Preferred Units), and the balance of the Liquidation Proceeds shall be distributed among the Members in accordance with their respective Percentage Interests.

                                   ARTICLE 14)

                            MISCELLANEOUS PROVISIONS

        Section 14.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties. No party shall be bound by any terms, conditions, statements or representations, oral or written, not herein contained. Each party hereby acknowledges that in executing this Agreement, such party has not been induced, persuaded or motivated by any promise or representation made by any other party, unless expressly set forth herein. All previous negotiations, statements and preliminary instruments by the parties or their representatives are merged into this Agreement.

        Section 14.2 INTERPRETATION. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions contained herein, as it may from time to time be amended according to its terms. It is the express intention of the Members that this Agreement and the Certificate shall be the primary source of agreement of the parties, and, except to the extent a provision of this Agreement expressly incorporates Federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule, or of any other agreement which may be referred to herein. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make the agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

        Section 14.3 AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Super Majority of the Board, or, in the case of a waiver, by the Member or Members against whom the waiver is to be effective; PROVIDED, HOWEVER, that this Agreement shall be deemed amended from time to time to reflect the admission of an Additional Member or Substitute Member, the Dissociation of a Member, and the adjustment of the Percentage Interests of the Members resulting from any Transfer of an Economic Interest, in each case that is made in accordance with the provisions hereof; PROVIDED, FURTHER, none of the following Sections of this Agreement may be amended or modified without the prior written consent of the owners of the Class B Common Units and the Class A Preferred Units: Sections 3.2, 3.3, 3.4, 3.6, 3.7, 3.8, 3.10, 3.11, 4.7, 4.11,
4.12, 6.2, 7.1, 7.2, 8.1, 8.2, 8.3, 8.4, 10.7, 10.8, 10.9, 13.1(i), 13.8, and
14.3 hereof (and any of the definitions applicable thereto regarding the subject matter hereof and thereof); PROVIDED, FURTHER, the definitions of Initial 12% Interest Rate Amount and Subsequent 17% Interest Rate Amount may not be amended or modified without the prior written consent of the owners of the Class A Common Units, the Class B Common Units, and the Class A Preferred Units.

        Section 14.4 GOVERNING LAW. This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Act, applied without respect to any conflicts-of-law principles, but not including the Applicable Law governing Casino Approvals.

        Section 14.5 DISPUTE RESOLUTION; ARBITRATION. Any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement, or any breach or alleged breach thereof shall, upon request of any party involved, be submitted to, and settled by, arbitration in the city of the Principal Place of Business pursuant to the commercial arbitration rules then in effect of the American Arbitration Association (or at any time or at any other place or under any other form of arbitration mutually acceptable to the parties so involved). Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction over the matter. The expense and costs of arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the expenses of its own experts, evidence, and counsels' fees, except that in the discretion of the arbitrator, any award may include the costs of a party's counsel if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic or otherwise not in good faith. The parties acknowledge and agree that the transactions contemplated by this Agreement, and any disputes, claims or controversies which may arise hereunder or in relation to or involving this Agreement, involve interstate commerce and the performance of the obligations of the parties hereunder involve substantial interstate activities. The arbitration agreement contained in this SECTION 14.5 shall survive termination of this Agreement.

        Alternatively, if at any time after the Repayment Event a dispute arises in connection with a vote to be taken pursuant to ARTICLE 4 of this Agreement such that the dispute creates an actual unresolved deadlock between the Members or the Board of Managers (after a good faith attempt by the Members and the Board of Managers to resolve such dispute) thereby preventing Company action on any of the material matters for which Members or the Board of Managers are entitled to vote, then in such case: (i) the Parties agree to consult with the General Manager in an attempt to resolve the dispute in the best interests of the Company, provided that the General Manager shall not be entitled to vote on any matter; and (ii) If, after consultation with the General Manager, the parties are still unable to resolve such deadlock, then in such case, one or more Members ("OFFERING MEMBER") may propose to purchase all of the Membership Interests of one or more of the opposing Members ("RECEIVING MEMBER") by delivering a written purchase offer (which clearly indicates the offering price per each Percentage Interest in the Company, all of the material terms for such purchase, and reasonable evidence of the Offering Member's ability to actually consummate such transaction in accordance with the terms set forth in the written purchase offer) to such Receiving Member(s) for its entire Membership Interest in the Company. Upon receipt, the Receiving Member(s) shall be obligated within thirty (30) calendar days following receipt of such offer (unless such deadlock is amicably resolved between the Members and the Board of Managers, as applicable, prior to the expiration of such 30-day period) to either: (i) accept the purchase offer on the terms provided therein and proceed to close on such sale; or (ii) decline the offer by returning such written offer to the Offering Member(s), in which case the original Offering Member(s) shall be obligated to sell its entire Membership Interest to such Receiving Member and such Receiving Member shall be obligated to purchase (at the same price per each Percentage Interest and on the same terms as that originally offered by such Offering Member).

        Section 14.6 EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other documents and instruments necessary to comply with any applicable laws, rules or regulations (as determined by the Super Majority of the Board).

        Section 14.7 CONSTRUCTION OF TERMS. Whenever used in this Agreement and when required by the context, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders.

        Section 14.8 CAPTIONS. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

        Section 14.9 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any agreement or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. Except as otherwise expressly provided in this Agreement (or with the prior written consent of all of the Members), to the fullest extent permitted under the Act and other applicable law, each Member irrevocably waives, for the duration of this Agreement, any right or power any such Member may have to cause the Company or any of its assets to be partitioned, or to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law. Each Member has been induced to enter into this Agreement in reliance upon the mutual waivers set forth in this Section and, without such waivers, no Member would have entered into this Agreement.

        Section 14.10 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

        Section 14.11 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

        Section 14.12 COSTS AND EXPENSES. Upon execution of this Agreement by AA Capital, the Company shall pay the reasonable attorneys fees and costs of counsel to AA Capital incurred in the negotiation, preparation, execution and delivery of this Agreement and any other instrument, agreement or document relating hereto.

        Section 14.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A fax signature hereto shall be as legally binding as a signed original.

        Section 14.14 NOTICES. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing and in the manner specified below, and shall be addressed to the party to be notified as follows: (i) If to the holders of the Class A Common Units at GAR, LLC, 11400

Reichold Road, Gulfport, MS 39501; Attention: David S. Ross; Facsimile No.:
(228) 896-4078; with a copy to: Balch & Bingham LLP, 1310 25th Avenue, Gulfport, MS 39501; Attention: Ricky Cox, Esq.; Telephone No. (228) 214-0411; Facsimile No. (888) 506-8674; and (ii) If to the holders of either the Class B Common Units or the Class A Preferred Units at AA Capital Partners, Inc., 10 South LaSalle Street, Suite 3712, Chicago, IL; Attention: Charles ("Chuck") Wall, Jr.; Facsimile No.: (312) 419-4790; with a copy to: Duane Morris LLP, 227 West Monroe Street, Suite 3400, Chicago, Illinois 60606; Attention: Brian P. Kerwin, Esq.; Telephone No. (312) 499-6737; Facsimile No. (312) 499-6701; or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by reputable overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in CLAUSE (ii) above. Notice mailed as provided in CLAUSE (iii) above shall be effective upon the expiration of three (3) days after its deposit in the United States mail, and notice telecopied as provided in CLAUSE (iv) above shall be effective upon delivery of such telecopy if the duplicate signed copy is sent under CLAUSE (ii) above. Notice given in any other manner described in this Section shall be effective upon receipt by the addressee thereof; PROVIDED, HOWEVER, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

                            [Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Limited Liability Operating Agreement in duplicate as of the date first above written.

                                         MEMBER:

                                         GAR, LLC,
                                         a Mississippi limited liability company

                                         By Its Members:

                                         /s/ Roy Anderson, III
                                         ---------------------------------------
                                         Roy Anderson, III

                                         /s/ Gregg R. Giuffria
                                         ---------------------------------------
                                         Gregg R. Giuffria

                                         /s/ David Scott Ross
                                         ---------------------------------------
                                         David Scott Ross

                                         MEMBER:

                                         AA CAPITAL EQUITY
                                         FUND, L.P.

                                         BY:  AA PRIVATE EQUITY INVESTORS
                                              MANAGEMENT, LLC

                                         ITS: GENERAL PARTNER

                                         BY: /s/ John A. Orecchio
                                            ------------------------------------
                                         NAME: JOHN A. ORECCHIO
                                         ITS:  PRESIDENT

                                         MEMBER:

                                         AA CAPITAL BILOXI CO-INVESTMENT
                                         FUND, L.P.

                                         BY:  AA PRIVATE EQUITY INVESTORS
                                              MANAGEMENT, LLC

                                         ITS: GENERAL PARTNER

                                         BY: /s/ John A. Orecchio
                                            ------------------------------------
                                         NAME: JOHN A. ORECCHIO
                                         ITS:  PRESIDENT

THE COMPANY ACKNOWLEDGES AND AGREES
TO ITS OBLIGATIONS SET FORTH IN THIS AGREEMENT,
INCLUDING, WITHOUT LIMITATION, ITS INDEMNIFICATION
OBLIGATIONS SET FORTH IN SECTION 3.3 HEREINABOVE.

PREMIER ENTERTAINMENT BILOXI LLC

BY: /s/ Joseph Billhimer
   -----------------------------
   ITS: President



                                     The foregoing Operating Agreement is hereby
                                     Acknowledged and Agreed by the following nonvoting member of GAR, LLC:

                                     /s/ James Keith Wallace
                                     ---------------------------------
                                     James Keith Wallace

                                    EXHIBIT A

Attached to and made a part of the Limited Liability Company Operating Agreement of PREMIER ENTERTAINMENT BILOXI LLC

                       Member Capital Contribution                                 Representing % of
Member                          and Value                Percentage Interest       Ownership in Units
------                 ---------------------------       -------------------       ------------------
GAR, LLC                                                         55%               100% Class A Common


AA Capital Equity                                                45%               100% Class A Preferred
Fund, L.P.  and                                                                    100% Class B Common

AA Capital Biloxi
Co-Investment Fund, L.P.,
collectively

                                    EXHIBIT B

                            NON-COMPETITION AGREEMENT

        This Non-Competition Agreement (this "AGREEMENT") is being executed on the date indicated on the last page hereof by and between ________________________("DISSOCIATING MEMBER"), ________________________
(collectively, its "AFFILIATES"), and Premier Entertainment Biloxi LLC, a Delaware limited liability company (the "COMPANY").

                                   I. RECITALS

        A. AGREEMENT IN CONNECTION WITH DISSOCIATION. In accordance with the provisions of the Limited Liability Company Operating Agreement of the Company dated as of January __, 2004 (the "OPERATING AGREEMENT"), the Dissociating Member has withdrawn from the Company in strict compliance with the Operating Agreement or has assigned all of his Economic Interest in the Company in strict compliance with the Operating Agreement. As required by SECTION 12.3 of the Operating Agreement, the Dissociating Member and its Affiliates are hereby entering into this Agreement. Capitalized terms in this Agreement which are not defined herein shall have the meanings ascribed to them in the Operating Agreement.

        B. CONSIDERATION. In consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as indicated below.

                                  II. AGREEMENT

        1. AGREEMENT. By their signatures hereto, Dissociating Member and its Affiliates hereby covenant not to compete with the Company as provided below.

        2.      COVENANT NOT TO COMPETE.

                (a) The Company is engaged in the licensed casino gaming business. Dissociating Member and its Affiliates hereby covenant with and for the benefit of the Company that Dissociating Member and its Affiliates shall not, for a period of twelve (12) consecutive calendar months following the date of Dissociation, directly or indirectly engage in, or have any interest in, any person, firm, corporation, partnership, limited liability company, or business (whether as an employee, officer, director, agent, member, manager, partner, security holder, consultant, or otherwise) that engages directly or indirectly in the ownership, management, operation or control of a business substantially similar to and competitive with the Company, in the counties of Hancock, Harrison, Warren or Tunica in the state of Mississippi ("NON-COMPETITION TERRITORY"). Dissociating Member and its Affiliates agree that they shall not, within the time period described above, engage in the licensed casino gaming activities business (as an owner, licensee, operator, or stockholder) in the Non-Competition Territory.

                (b) This Agreement may be enforced by the Company and its successors or assigns by specific performance or by any other procedure available to it or its successors or assigns. Furthermore, in the event that Dissociating Member and/or its Affiliates breach any of the covenants contained herein, in addition to any and all of the rights and remedies that the Company and its successors or assigns may have against Dissociating Member and/or its Affiliates as a result of any such breach, Dissociating Member and/or its Affiliates shall be liable to the Company and its successors or assigns for all court costs or reasonable attorney's fees actually incurred by the Company and its successors or assigns in enforcing its rights hereunder.

                (c) Dissociating Member and its Affiliates agree with the Company that the non-competitive restrictions imposed upon Dissociating Member and its Affiliates by this Agreement are reasonable both as to the time period and geographical restrictions. Dissociating Member and its Affiliates further agree that competition within the Non-Competition Territory is substantial and that adherence by Dissociating Member and its Affiliates to the restrictions imposed by this Agreement will not serve to substantially lessen competition.

        3.      MISCELLANEOUS PROVISIONS.

                (a) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to matters covered by this Agreement, and no other agreement, statement or promise made by any party, and to any employee, officer, or agent of any party which is not contained in this Agreement shall be binding or valid.

                (b) HEADINGS AND SUBHEADINGS. The headings and subheadings in this Agreement are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.

                (c) INUREMENT. This Agreement shall inure to the benefit of and be binding upon the heirs, beneficiaries, successors and assigns, as applicable, of both parties.

                (d) FURTHER ACTS. Each party agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

                (e) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A fax signature hereto shall be as legally binding as a signed original.

                (f) GOVERNING LAWS. This Agreement shall be governed by and interpreted according to the laws of the State of Delaware without respect to principles of conflicts of laws.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of this ______ day of ___________, 20__.


                                     [DISSOCIATING MEMBER]


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Its:


                                     PREMIER ENTERTAINMENT BILOXI LLC


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Its: Manager

                                   SCHEDULE 1
                                       to
                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

The Major Decisions requiring the approval and consent of the owners of the Class B Common Units prior to the Repayment Event are as follows:

1. Altering or changing any rights, preferences, or privileges of the equity of the Company;

2. Increasing or decreasing the authorized number of membership units or interests of the Company;

3.      Creating any new class or series of equity for the Company;

4. Approving or disapproving any recapitalization of the Company, including, but not limited to, increasing or decreasing the number of issued and outstanding shares of equity of the Company;

5.      Amending or waiving any provision of the Company's charter documents;

6. Approving or disapproving the hiring or termination of any member of senior management (the "Key Managers"), including, without limitation, the hotel manager, the casino manager, the chief financial officer, and the food and beverage manager. (The Company shall enter into employment agreements, which shall be in form and substance reasonably acceptable to the owners of the Class B Common Units, with all of the Key Managers. The Key Managers must be pre-approved by the owners of the Class B Common Units. Such employment agreements will contain customary provisions regarding confidentiality, noncompetition, non-disparagement, and non-solicitation.);

7. Any amendment to or modification of any of the Real Property Documents, the Vlahos Purchase Agreement, and/or the Hard Rock License Agreements;

8. Granting liens in or on or otherwise encumbering Company assets or property;

9. Making the Company liable for (as a guarantor, surety or otherwise) the indebtedness, liabilities or obligations of any other Person;

10. Enter into any understanding or agreement (oral or written) regarding any Sale Event or IPO of the equity of the Company, or any sale of any material asset, or group of assets with an aggregate value of $250,000 or more;

11.     Conversion of the Company to a corporation or any other type of entity;

12.     Issuance of additional membership interests in the Company;

13. Changing the manager of the Company, or increasing or decreasing the number of managers of the Company, or increasing or decreasing the number of members of the Board of Managers;

14. Any amendment to or modification of any of the Loan Documents, the Contractor Agreement, or any management agreement of the Company after the date of their respective execution, or enter into, amend, grant any waiver with respect to, terminate or extend any other material agreement of the Company;

15. A material change in the nature or type of business or operations of the Company, or any material deviation from the Company's business plan;

16. Any action that would result in Company incurring indebtedness other than in the ordinary course of business and in excess of $250,000 in the aggregate during any consecutive 12-month period (other than the Development
Loan);

17. Approving or disapproving any acquisition of another entity(ies) or merger or consolidation of another entity(ies) with and into the Company;

18. Making any capital expenditure, or series of related capital expenditures, in excess of $250,000 in the aggregate during any consecutive 12-month period (other than as expressly provided in the Budget);

19. Any material change in accounting methods or procedures, and any decisions regarding applications of credits and carryovers and the treatment of any activities or transactions by the Company for which alternative treatments are available under generally accepted accounting principles or under state or federal tax purposes;

20. Setting of individual salaries in excess of $100,000 and individual bonuses in excess of $25,000, in each case, for any employees of the Company;

21. Entering into any contracts or agreements with GAR, or any affiliate of GAR, or any amendments or modifications thereto, or exercising on behalf of the Company any consent, approval, or option rights granted to the Company thereunder, unless such transaction is on terms that are no less favorable to the Company than those available from an unaffiliated third-party (provided that, regardless of the terms thereof, GAR shall notify the Board of Managers in advance of any event in which the Company will enter into any such arrangement with GAR or any affiliate thereof, and shall provide the Board of Managers with a copy of any applicable document promptly upon demand);

22.     Any dissolution or liquidation of the Company;

23. Amending or modifying any term or provision in this Operating Agreement, including, without limitation, any of the distribution or liquidation provisions to any Member as provided herein;

24. Investing any funds of the Company in excess of $100,000 in the aggregate at any time during any calendar year;

25.     Requiring any additional capital contributions;

26.     Altering, modifying or supplementing the Budget;

27.     Settle any material tax audit;

28. Commence or settle any litigation, arbitration or governmental proceeding;

29. The taking of any action or knowing omission to act, or the execution or delivery of any instrument, document or agreement, that would reasonably be likely to have or create a material adverse change or effect on the business operations, financial condition, prospects, properties, or assets of the Company; and/or

30. Hiring, retaining or firing any lawyer, law firm, accountant, accounting firm, investment banking firm, appraiser, or any other expert or professional to perform or render any services on behalf of the Company.